UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

April 7, 2008

Dear Stockholder:

Our Annual Meeting will be held on Tuesday, May 13, 2008, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring action at the meeting. A presentation by me will provide information on the business and progress of your Company during 2007 and our directors and officers will be available to answer your questions.

We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

Whether or not you plan to attend, please mark, sign, date and mail the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote personally.

Cordially,

J. PATRICK GALLAGHER, JR.
Chairman of the Board

ARTHUR J. GALLAGHER & CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2008

To the Stockholders of

ARTHUR J. GALLAGHER & CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the “Company”) will be held Tuesday, May 13, 2008, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

1.	To elect three Class III directors;
2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008;
3.	To consider and approve four proposals pertaining to an Amended and Restated Certificate of Incorporation of the Company which would:
(i)	eliminate the supermajority voting requirements;
(ii)	phase-out the staggered board and implement annual election of directors;
(iii)	provide that any amendments to Delaware law which further limit or eliminate director liability will automatically apply to the Company’s directors; and
(iv)	update certain provisions of the current Certificate of Incorporation.
4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting, you may revoke your proxy and vote in person.

Directions to the 2008 Annual Meeting of Stockholders may be requested from Investor Relations by telephone at (630) 773-3800.

You do not need a ticket to attend the meeting. If you are a stockholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of stock ownership, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If your shares are held in an employee savings plan, you must present your employee identification badge.

Date: April 7, 2008

By Order of the Board of Directors

WALTER D. BAY

Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 13, 2008. The Proxy Statement and Annual Report to stockholders are available at www.ajg.com/proxy. To access the proxy statement scroll down to “2008 proxy statement.” To access the annual report scroll down to “2007 annual report.”

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

PROXY STATEMENT

GENERAL INFORMATION

Use of Proxies

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008, in accordance with the foregoing notice. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about April 7, 2008.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the Class III directors named as the nominees in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and FOR approval of the four proposals relating to an amendment to the Company’s Certificate of Incorporation, which, among other things, would eliminate certain supermajority voting requirements and phase out the staggered election of the Board of Directors. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Record Date and Voting Securities

The close of business on March 17, 2008 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 92,440,052 shares of common stock, par value $1.00 per share (the Company’s “Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate the votes. Abstentions and broker non-votes are included in the number of shares present for the purpose of determining if a quorum is present. Abstentions on a proposal are also treated as shares present and entitled to vote, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal are not counted as present and entitled to vote in determining whether stockholders have approved that proposal.

CORPORATE GOVERNANCE

Board of Directors

The Company’s Board of Directors (the “Board”) has the responsibility to oversee the overall operations of the Company. The members of the Board are kept informed of the Company’s results of operations and proposed plans and business objectives through reports and documents provided to the Board on a regular basis by the Company’s management.

Norman L. Rosenthal is currently a member of the Board as a Class III director, having been appointed on January 24, 2008. Mr. Rosenthal was initially recommended to the Nominating/Governance Committee by other members of the Board. Mr. Rosenthal was appointed to the Board because Gary P. Coughlan will be retiring from the Board as a Class III director effective at the 2008 Annual Meeting. The Company’s Restated Certificate of Incorporation and by-laws provide that any director appointed to the Board shall hold office until the expiration of the term of the class of directors to which he or she was appointed. The expiration of Mr. Rosenthal’s initial term will occur at the 2008 Annual Meeting.

The Board has adopted Governance Guidelines, which provide guidelines for the Company and the Board to ensure effective corporate governance. The Governance Guidelines cover topics including, but not limited to, director qualification standards, director duties and responsibilities, director compensation, director access to management and independent advisors, continuing education, succession planning and annual evaluations of the Board and its committees.

The Governance Guidelines may be found on the Investor Relations page of the Company’s web site at www.ajg.com. The Company will provide a copy of the Governance Guidelines to any person upon written or verbal request. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

The Governance Guidelines provide that the Board is to be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board makes determinations of independence based on the following criteria, in addition to any other relevant facts and circumstances:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from the Company, other than director compensation (including option and restricted stock grants) and committee fees, gains from the exercise of options and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 during a twelve-month period.

•

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed by, the Company’s internal or external auditor is not independent until three years after the end of the affiliation, employment or the auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serves or served on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•

A director who is a partner, member, managing director, or an executive officer, or who occupies a similar position, at a firm that provides accounting, consulting, legal, investment banking or financial advisory services to the Company in an amount that, in any single fiscal year, exceeds $50,000, is not independent until three years after the firm ceases to receive more than $50,000 during a fiscal year. This guideline is prospective and is effective January 24, 2008.

•

A director who is an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

With respect to Kay W. McCurdy, the Board also considered that she is a partner of Locke Lord Bissell & Liddell LLP, a law firm from which the Company received services in the ordinary course of business in 2007. To ensure Ms. McCurdy’s independence, the Board decided that effective January 1, 2008, the Company would no longer receive services from Locke Lord Bissell & Liddell LLP. There were no other transactions, relationships or arrangements pertaining to any non-employee director considered by the Board in determining the independence of the Company’s non-employee directors.

The Board has reviewed the independence of non-employee directors and nominees and found that each of them, William L. Bax, T. Kimball Brooker, Gary P. Coughlan, Ilene S. Gordon, Elbert O. Hand, David S. Johnson, Kay W. McCurdy, Norman L. Rosenthal and James R. Wimmer are independent in accordance with the rules of the New York Stock Exchange (“NYSE”) and the Company’s independence guidelines. The Board determined that its director and Chairman, J. Patrick Gallagher, Jr., an employee of the Company, is not independent within the meaning of the rules of the NYSE and the Company’s independence requirements.

The Company’s policy is to encourage Board members to attend the Company’s Annual Meeting. Seven of the nine Board members then in office attended the Company’s Annual Meeting held on May 15, 2007.

During 2007, the Board met seven times. All of the directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served. The Board of Directors has the following committees with the following members:

Audit	Compensation	Nominating/ Governance	Compliance	Executive
Gary P. Coughlan(1) William L.Bax T. Kimball Brooker Norman L. Rosenthal(2) James R. Wimmer	T. Kimball Brooker(1) Ilene S. Gordon Elbert O. Hand David S. Johnson Kay W. McCurdy	Ilene S. Gordon(1) Elbert O. Hand David S. Johnson Kay W. McCurdy James R. Wimmer	James R. Wimmer(1) J. Patrick Gallagher, Jr. Ilene S. Gordon Elbert O. Hand	J. Patrick Gallagher, Jr. James R. Wimmer

(1)	Chair
(2)	Appointed to the Audit Committee on January 24, 2008.

Nominating/Governance Committee

The Board has established a Nominating/Governance Committee, which has the responsibility to (i) identify and recommend to the Board individuals qualified to be directors of the Company to stand for election at the Company’s annual meeting of stockholders, (ii) identify individuals to fill vacancies on the Board, (iii) identify Board members to serve on committees of the Board and recommend such nominees to the Board, (iv) make recommendations to the Board regarding changes to the size and composition of the Board, (v) develop and recommend to the Board director independence standards, (vi) develop and recommend to the Board governance guidelines, (vii) review the governance guidelines at least once a year, (viii) review annually its charter, (ix) conduct an annual performance review, (x) report to the Board on the activities of the Nominating/Governance Committee, (xi) provide oversight on the evaluation of management, (xii) develop an annual self-evaluation process for the Board and its committees, (xiii) select, retain, terminate and approve the fees and other retention terms of special counsel or consultants to the Committee, and (xiv) retain and terminate consultants and search firms to help identify director candidates.

The Nominating/Governance Committee of the Board is governed by a charter approved by the Board, which is available on the Company’s website at www.ajg.com. The Company will provide a copy of the Nominating/Governance Charter to any person upon written or verbal request. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

Each of the members of the Nominating/Governance Committee meets the independence requirements of the NYSE for nominating committee members. The Nominating/Governance Committee met four times in 2007.

Nomination of Directors

It is the policy of the Nominating/Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Nominating/Governance Committee (in care of the Chair at the Company’s principal office). The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its stockholders.

In identifying and evaluating nominees for director, the Nominating/Governance Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of the NYSE. In addition, the Nominating/Governance Committee may take into consideration such other factors and criteria as it deems appropriate, including the nominee’s judgment, skill, integrity, diversity, and business or other experience. The Nominating/Governance Committee may (but is not required to) consider candidates suggested by management or other members of the Board. The Nominating/Governance Committee evaluates candidates recommended by stockholders in the same manner it evaluates any other nominee. The Nominating/Governance Committee may from time to time (but is not required to) hire consultants or search firms to help the Nominating/Governance Committee identify and/or evaluate potential nominees for director.

The Company’s by-laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, the Company must receive notice not earlier than the 100th calendar day nor later than the close of business on the 60th calendar day prior to the annual meeting of stockholders of the Company. Such notice must comply with the information requirements set forth in the by-laws relating to stockholder nominations, including providing the consent of any nominee to serve as a director, if elected.

Audit Committee

The Board has established an Audit Committee which has the responsibility to (i) review and discuss the annual and quarterly financial statements with management and the independent auditor, (ii) review with the independent auditor any audit problems or difficulties, (iii) appoint, retain, terminate, compensate and oversee the independent auditor, (iv) obtain and review, at least annually, a report from the independent auditor, (v) meet periodically with each of the independent auditor, management and chief internal auditor, (vi) consider the independent auditor’s judgments about the Company’s accounting principles and review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditor or management, (vii) review the Company’s financial reporting processes and internal controls based on consultation with the independent auditor and the internal audit department, (viii) review with the independent auditor and management the implementation of changes or improvements in financial or accounting practices, (ix) review legal, disclosure or other matters having a material impact on the Company’s financial statements, (x) prepare an audit committee report to be included in the annual proxy statement, (xi) obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, (xii) discuss with the independent auditor all matters required to be communicated to the Audit Committee, (xiii) annually review and evaluate the qualification of the lead partner of the independent auditor, (xiv) discuss earnings press releases of the Company, (xv) review and discuss with the independent auditor and management any reports of the internal auditor, (xvi) discuss the adequacy of the Company’s internal controls with the internal and independent auditors, (xvii) establish procedures for and review the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, (xviii) review annually the effect of regulatory and accounting initiatives on the Company’s financial statements, (xix) discuss policies with respect to risk assessment and risk management, (xx) set clear hiring policies with respect to employees or former employees of the independent auditor, (xxi) review annually the Audit Committee Charter, (xxii) conduct an annual review of the Audit Committee’s performance and (xxiii) report regularly to the Board.

The Audit Committee of the Board is governed by a charter approved by the Board, which is available on the Company’s website at www.ajg.com. The Company will provide a copy of the Audit Committee Charter to any person upon written or verbal request. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

Each of the members of the Audit Committee meets the independence requirements of the NYSE. The Board has determined that Gary P. Coughlan and William L. Bax qualify as audit committee financial experts, as that term is defined in the Exchange Act. The Audit Committee met seven times in 2007.

Compensation Committee

The Board has established a Compensation Committee, which has the responsibility to (i) annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO’s performance and establish the elements of the CEO’s compensation, (ii) review and make recommendations to the Board regarding the Company’s compensation and benefit plans, (iii) review and approve the compensation and benefits of the Company’s executive officers, (iv) consult on the setting of compensation for executive officers and such other officers as the Compensation Committee deems appropriate, (v) engage compensation consultants as the Compensation Committee deems appropriate, (vi) approve grants and awards under the Company’s equity based plans and the Company’s Performance Unit Plan, (vii) review and make recommendations to the Board with respect to outside director compensation, (viii) review and approve employment agreements, severance agreements and change in control agreements for the CEO and other executive officers, (ix) provide a Compensation Committee report for inclusion in the annual proxy and review the Company’s compensation discussion and analysis, (x) review and assess the adequacy of the Compensation Committee’s charter annually and recommend changes to the Board if necessary, (xi) conduct an annual performance review of the Compensation Committee, and (xii) report to the Board on a regular basis and review issues with the Board as deemed appropriate. The compensation of executive officers of the Company is generally recommended by the CEO and then reviewed and, if deemed appropriate, approved by the Compensation Committee. The compensation of the CEO is set by the Compensation Committee. In reviewing and setting such compensation, the Compensation Committee generally consults with its compensation consultant but retains final authority to determine the levels of compensation. The Compensation Committee has delegated to the CEO the authority between meetings of the Compensation Committee to make equity grants, subject to certain limitations, in connection with new hires and acquisitions. The CEO may not make any grants, however, to executive officers.

The Compensation Committee is governed by a charter approved by the Board, which is available on the Company’s website at www.ajg.com. The Company will provide a copy of the Compensation Committee charter to any person upon written or verbal request. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

In 2007, the Compensation Committee retained Sibson Consulting (“Sibson”) as compensation consultant. Please see the Compensation Discussion and Analysis on Pg. 17 for a discussion of Sibson’s role in assisting the Compensation Committee.

Each of the members of the Compensation Committee meets the independence requirements of the NYSE. The Compensation Committee met nine times in 2007.

Compliance Committee

The Board has established a Compliance Committee, which is responsible for monitoring the Company’s compliance with the standards of conduct regarding compensation from insurance carriers pursuant to the Assurance of Voluntary Compliance dated as of May 18, 2005 with the Attorney General of the State of Illinois and the Director of Insurance of the State of Illinois. The Compliance Committee met three times in 2007.

Executive Committee

The Executive Committee of the Board is empowered to act on behalf of the Board between Board meetings. Actions taken by the Executive Committee are reviewed, approved and ratified by the Board at the next meeting of the Board following the taking of such actions. The Executive Committee acted by unanimous written consent once in 2007 and met six times in 2007.

Executive Sessions

Non-management directors (all directors who are not employees of the Company) meet regularly in executive sessions without management. Each executive session is led by a “Lead Director” chosen by the independent directors at the prior regularly scheduled Board meeting. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Lead Director at his or her discretion or at the request of the Board. The duties of the Lead Director are set forth in the Company’s Governance Guidelines. The committees of the Board also meet regularly in executive sessions without management.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to the Board as well as the Company’s employees and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company’s Code of Business Conduct and Ethics covers professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with laws, rules and regulations applicable to the Company’s business. The Company encourages all employees, officers and directors to promptly report any violations of the Code of Business Conduct and Ethics to the appropriate persons identified in such Code.

The Company’s Code of Business Conduct and Ethics is available on the Investor Relations page of the Company’s website at www.ajg.com. The Company will provide a copy of the Code of Business Conduct and Ethics to any person upon written or verbal request. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

Stock Ownership Guidelines

The Company encourages stock ownership by its directors, officers and employees to align their interests with the interests of its stockholders. In 2004, the Nominating/Governance Committee adopted guidelines providing that directors should own stock in the Company having a value not less than three times the annual director retainer paid to non-employee directors (currently $30,000). This ownership guideline is being phased in over a five year period, so that directors have five years from January 2004, or the date they joined the Board, whichever is later, to meet the guideline. In January 2007, the Nominating/Governance Committee adopted executive stock ownership guidelines providing that (i) the CEO should own equity of the Company having a value not less than five times his base salary, (ii) Senior Executive Officers (the Named Executive Officers) should own equity having a value not less than three times their base salary and (iii) the other executive officers should own equity having a value not less than two times their base salary. Under these guidelines, the officers must own the required number of shares within five years of the later of the date of hire, the date the officer was promoted to the applicable position or the date of adoption of the guidelines. All shares owned directly or indirectly by officers and directors and all shares in an officer’s deferred equity participation plan account are included in determining the number of shares owned for the purposes of meeting these share ownership guidelines.

Communications with the Board

The Board has established a process for stockholders and other interested parties to communicate with the Board, the non-management directors as a group or any individual director. A stockholder or other interested party may contact the Board, the non-management directors as a group or any individual director by writing to their attention at the Company’s principal executive offices at Arthur J. Gallagher & Co., c/o General Counsel, Two Pierce Place, Itasca, Illinois 60143-3141. Communications received in writing are distributed to the Board, to non-management directors as a group or to an individual director, as applicable, in accordance with the instructions provided in such communications.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is divided into three classes. The regular terms of office for the Class III, Class I and Class II directors will expire at the 2008, 2009 and 2010 Annual Meetings of Stockholders, respectively. Three persons are to be elected at the 2008 Annual Meeting to hold office as Class III directors for a term of three years and until their respective successors are elected and qualified.

If the Amended and Restated Certificate of Incorporation is approved by stockholders, the staggered election of the terms of directors serving on the Board will be phased out over the next three years. If the Amended and Restated Certificate of Incorporation is approved, the terms of the directors elected to the Board at the 2009 and 2010 Annual Meetings of Stockholders will expire at the 2010 and 2011 Annual Meetings of Stockholders, respectively. Commencing in 2011, all directors will be elected to one-year terms. For more information about the Amended and Restated Certificate of Incorporation see pages 46-49.

Set forth below is information concerning the nominees for election as Class III directors as well as information concerning the current directors in each class continuing in office after the 2008 Annual Meeting. The Board recommends a vote FOR the election of the Class III director nominees. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all of the Class III director nominees named below unless such authority is withheld. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy is required to elect directors. The enclosed proxy cannot be voted for more than three nominees. Should any nominee be unavailable to serve or refuse to serve, an event which the Board does not anticipate, the people named in the enclosed proxy card intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

Nominees for Election to the Board of Directors as

Class III Directors with Terms Expiring in 2011

Name	Age	Year First Elected Director, Business Experience and Other Directorships
Elbert O. Hand	68	Director since 2002; Chairman of the Board of Hartmarx Corporation, a consumer apparel products business, from 1992 to 2004, Chief Executive Officer of Hartmarx Corporation from 1992 to 2002, and President and Chief Operating Officer of Hartmarx Corporation from 1985 to 1992. Director of Hartmarx Corporation.

Kay W. McCurdy	57	Director since 2005; Partner, Locke, Lord, Bissell and Liddell LLP, attorneys, from 1983 to present.

Norman L. Rosenthal	56	Director since January 24, 2008; President of Norman L. Rosenthal & Associates, Inc., a management consulting firm that specializes in the property-casualty insurance industry, from 1996 to present. Director of Aspen Insurance Holdings, Ltd.

Members of the Board of Directors Continuing in Office

As Class I Directors with Terms Expiring in 2009

Name	Age	Year First Elected Director, Business Experience and Other Directorships
J. Patrick Gallagher, Jr.	56	Director since 1986; Chairman since October, 2006; Chief Executive Officer since 1995; President since 1990; Chief Operating Officer from 1990 to 1994; Vice President—Operations from 1985 to 1990.

Ilene S. Gordon	54	Director since 1999; President & CEO of Alcan Packaging, a business unit of Rio Tinto Alcan since October, 2007; Senior Vice President, Alcan, Inc. and President and CEO of Alcan Packaging, a packaging company, November 2006 to October 2007; President Alcan Food Packaging Americas 2003 to 2006 (successor of Pechiney Plastic Packaging, Inc.); President of Pechiney Plastic Packaging, Inc., a flexible packaging manufacturing and marketing business, and Senior Vice President of Pechiney Group from 1999 to 2003. Director of United Stationers, Inc.

James R. Wimmer	79	Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992 and Of Counsel from 1992 to 1999.

Members of the Board of Directors Continuing in Office

As Class II Directors with Terms Expiring in 2010

William L. Bax	64	Director since 2006; Managing Partner of Chicago office of PriceWaterhouseCoopers, a public accounting firm, from 1997 to 2003. Director of Northern Funds/Northern Institutional Funds.

T. Kimball Brooker	68	Director since 1994; President, Barbara Oil Company, an investment business, since 1989; Managing Director, Morgan Stanley & Co., Inc. from 1975 to 1988.

David S. Johnson	51	Director since 2003; President and Chief Executive Officer of Michael Foods, Inc., since 2008; President and Chief Operating Officer, Michael Foods, Inc., 2007; President of North American Commercial for Kraft Foods, Inc., a food company, 2003 to 2006.

OWNERSHIP OF ARTHUR J. GALLAGHER & CO. STOCK BY

DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows, with respect to any person who is known to be the beneficial owner as of March 1, 2008 of more than 5% of the Company’s Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Common Stock
Capital World Investors and The Income Fund of America, Inc.	5,403,700	(1)	5.8%
333 South Hope Street Los Angeles, CA 90071

Barclays Global Investors, N.A.	5,537,318	(2)	5.90%
45 Fremont Street San Francisco, CA 94105

(1)	Information obtained from a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 11, 2008 by Capital World Investors and The Income Fund of America, Inc. The Company has been informed that Capital World Investors is deemed to be the beneficial owner in the aggregate of 5,403,700 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies. In the Schedule 13G, The Income Fund of America, Inc., which is advised by Capital Research and Management Company, discloses beneficial ownership of 5,403,700 shares, or 5.8%, of the Common Stock of the Company.
(2)	Information obtained from Schedule 13G filed with the SEC on February 5, 2008 by Barclays Global Investors. In the Schedule 13G, Barclays Global Investors, N.A. disclosed beneficial ownership of 2,064,919 shares or 2.2% of the Common Stock of the Company, Barclays Global Fund Advisors, an investment advisor, disclosed ownership of 3,346,481 shares or 3.56% of the Common Stock of the Company and Barclays Global Investors, Ltd., disclosed beneficial ownership of 125,918 shares or 0.13% of the Common Stock of the Company.

The following table shows, with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2008 and (ii) the percent of Common Stock so owned as of the same date.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Common Stock
William L. Bax	3,500		*
T. Kimball Brooker	313,110	(2)	*
Gary P. Coughlan	126,110		*
James W. Durkin, Jr.	426,213		*
J. Patrick Gallagher, Jr.	813,212	(3)	*
James S. Gault	213,904	(4)	*
Ilene S. Gordon	161,220		*
Elbert O. Hand	73,110		*
Douglas K. Howell	122,789		*
David S. Johnson	44,410		*
Kay W. McCurdy	15,195		*
Richard J. McKenna	192,130		*
Norman L. Rosenthal	4,500		*
James R. Wimmer	169,414	(5)	*
All directors and executive officers as a group (18 persons)	3,092,043		3.30%

*	Less than 1%
(1)	Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: T. Kimball Brooker, 140,750 shares; Gary P. Coughlan, 118,250 shares; James W. Durkin, Jr., 125,596 shares; J. Patrick Gallagher, Jr.,147,397 shares; James S. Gault, 91,000 shares; Ilene S. Gordon, 155,860 shares; Elbert O. Hand, 68,250 shares; Douglas K. Howell, 73,905 shares; David S. Johnson, 41,750 shares; Kay W. McCurdy, 10,835 shares; Richard J. McKenna, 87,504 shares; and James R. Wimmer, 158,054 shares; all directors and executive officers as a group (18 persons), 1,392,253 shares.
(2)	Includes 15,000 shares owned by Barbara Oil Company, which are voted by Mr. Brooker.
(3)	Includes 174,050 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, 100,089 shares held by his wife, and 150,000 shares held by Elm Court LLC, a limited liability company of which the voting LLC membership interests are owned by J. Patrick Gallagher, Jr. and the non-voting LLC membership interests are owned by a grantor retained annuity trust under which J. Patrick Gallagher, Jr. is the trustee.
(4)	Includes 56,000 shares held by his wife.
(5)	Includes 8,000 shares held by his wife.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This section explains the Company’s executive compensation program as it relates to the following “named executive officers:”

J. Patrick Gallagher, Jr.	Chairman, President & Chief Executive Officer

Douglas K. Howell	Corporate Vice President and Chief Financial Officer

James W. Durkin, Jr.	Corporate Vice President President, Employee Benefit Consulting and Brokerage

James S. Gault	Corporate Vice President President, Property/Casualty Brokerage

Richard J. McKenna	Corporate Vice President President, Risk Management Services

This section describes the overall objectives of the Company’s compensation program, the individual elements of the Company’s compensation program and the performance measures used to make compensation decisions. It also describes the Compensation Committee’s decisions and decision-making process.

Compensation Committee

The Compensation Committee determines the type and amount of compensation for the Company’s named executive officers. The Compensation Committee acts pursuant to a charter that has been approved by the Board. The Compensation Committee’s responsibilities are summarized on pages 5-6 of this Proxy Statement.

The Compensation Committee is composed entirely of non-employee directors, each of whom is independent under the Company’s Governance Guidelines and NYSE listing standards. The members of the Compensation Committee are T. Kimball Brooker, Ilene S. Gordon, Elbert O. Hand, David S. Johnson and Kay W. McCurdy.

Key Compensation Issues

In 2007, the Compensation Committee addressed the following key compensation issues:

•

Officer Compensation Benchmarking. Compensation of the Company’s executive officers was compared to companies in a core peer group, a secondary peer group of similarly sized companies in the financial services sector and a selected list of competitors taken from published surveys. Data indicated that, while competitive with respect to base pay and bonus compensation, the Company lagged competitors with respect to incentive pay opportunities. 2007 compensation decisions with respect to the Company’s named executive officers reflected these benchmarking findings. Please see “Benchmarking Executive Compensation” for further information regarding the Compensation Committee’s use of these peer groups.

•

Equity Authorization Strategy. Although the current shareholder approved stock option plans expire in May, 2008, the Compensation Committee determined that the Company would not seek shareholder approval in 2007 for a new equity authorization. Instead, the Compensation Committee continued a disciplined approach with respect to equity grants in order to achieve, by the end of 2008, a three-year burn-rate within Institutional Shareholder Services (ISS) guidelines. Please see “ISS Burn Rate Test” on page 17 for further discussion on meeting these guidelines.

•

Long-Term Incentive Strategy. Given limitations on available equity and the lagging competitive positioning compared to the Company’s peer groups of long-term incentive opportunities at the Company, a portfolio approach to long-term incentives was developed and approved. Under this portfolio approach, the Company delivers long-term incentive opportunities to named executive officers and other key executives through four vehicles: (i) options, (ii) time-vested full-value restricted stock, (iii) long-term performance-based cash units that “mirror” equity, and (iv) deferred equity and cash awards that vest upon the recipient reaching age sixty-two. The design is intended to provide competitive long-term reward opportunities and to manage expenses through an annually approved total value transfer budget for the program.

Objectives and Guiding Principles of the Compensation Program

The following guiding principles provide direction in the Compensation Committee’s decision-making process:

Business Alignment

The compensation program is designed to attract, motivate, engage and retain the management talent required to lead and profitably grow the Company.

The incentive compensation arrangements, in particular, are intended to create an ownership mindset and drive executive actions and behaviors that improve profitability and maximize the value realized by the Company’s stockholders. Individual ownership in the Company’s success is a deeply imbedded component of the Company’s culture.

Performance Focus

Compensation opportunities for the Company’s executives are intended to clearly link Company and individual performance.

Three performance measurement perspectives are reflected in plan design:

•     Shareholder value creation

•     Achievement of Company (and, where applicable, the specific business unit) strategic, financial and operational goals

•     Individual contribution to the strategic growth and short and long-term success of the Company

Long-Term Mindset	The Company’s compensation program is designed to encourage employees to contribute to, and participate in, the Company’s success over a full career of service. Thus, long vesting schedules and overlapping payout schedules are a program design characteristic.

Comparators	The Company’s executive compensation pay level, pay mix, and delivery vehicles are influenced by pay opportunities provided to similarly situated executives at the Company’s publicly traded competitors for business and talent. There is no “perfect match” or single data point that conclusively establishes what or how to pay the Company’s named executive officers. Compensation decision-making balances both external market data and internal considerations such as the strategic value of a given role.

Total Compensation Perspective	The intent is to position named executive officer Total Direct Compensation opportunity (base + annual incentives + long-term incentives) (the “Total Direct Compensation Opportunity”) such that at target performance, market competitive compensation is earned. (Both short-and long-term incentives may reward above market compensation for superior Company performance.) Within this holistic perspective, in a given year for a given individual, more or less weight may be placed on a specific element of the Total Direct Compensation Opportunity.

Pay at Risk	The Company’s Total Direct Compensation Opportunity emphasizes at-risk incentive pay. More than two-thirds of each named executive officer’s annual Total Direct Compensation Opportunity typically is delivered through at-risk incentives. Additionally, the Compensation Committee does not routinely increase named executive officer base pay on an annual basis.

Award Payments	Executive compensation packages should include performance based awards that are delivered in cash and in equity.

Compensation Decision Making Process

Overview

The Company provides compensation to its named executive officers and other executives through various plans. These plans include:

Senior Management Incentive Plan (“SMIP”). A stockholder approved plan under which performance based cash incentives are awarded. The Company’s annual incentive awards and long-term cash performance unit awards are awarded under the SMIP.

Incentive Stock Option Plan (“ISO Plan”). A stockholder approved incentive stock options plan. Incentive stock options are generally granted to employees at the start of their employment with the Company.

Nonqualified Stock Option Plan (“NSO Plan”). A stockholder approved plan under which annual option grants are made. Grants are made with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant. There is no prohibition in the NSO Plan on pricing options below the market price. The Compensation Committee does not reprice options, although there is no prohibition on repricing in the ISO Plan or the NSO Plan.

Restricted Stock Plan. A plan established to deliver restricted stock grants and “restricted stock unit” grants.

Deferred Equity Participation Plan (“DEPP”). A plan established to deliver deferred equity and cash to participants upon reaching age 62.

In its decision-making process, the Compensation Committee considers many factors in establishing the compensation opportunity to be delivered to named executive officers through these plans. Among the factors the Compensation Committee considers are competitive practices in the Company’s talent market, financial service and insurance brokerage industry trends, best practices, and alignment with shareholder interests. Equally important to the Compensation Committee are regulatory compliance, affordability, deductibility, accounting considerations, and consistency with the compensation guiding principles.

Benchmarking Executive Compensation

To ensure that total compensation for named executive officers and other senior executives is competitive, the Compensation Committee reviews published survey data and the proxy data for publicly traded competitors for business and executive talent. The Compensation Committee’s review examines the Total Direct Compensation Opportunity as a whole as well as each of its components.

In 2007, publicly traded competitors for business and executive talent were grouped into to three comparator groups:

“Core” Comparators: Included in this group were Aon Corporation, Brown & Brown, Inc, Hilb, Rogal and Hobbs Co., Marsh & McLennan Companies, Inc., and Willis Group Holdings Ltd. These companies are considered key competitors for the Company’s business and leadership talent.

“Extended” Comparators: Included in this group were the insurance and financial services companies listed below. Similar to the Core Comparators these organizations are potentially competitors for business and leadership talent.

American Financial Group, Inc.	Protective Life Corp
Erie Indemnity Co.	Raymond James Financial Corp
First Merit Corp	Stancorp Financial Group, Inc.
Hanover Insurance Group, Inc.	TCF Financial Corp.
HCC Insurance Holdings	Unitrin Inc.
Old Republic International Corp

“Carrier” Comparators: Data from this comparator group are not considered as a primary source for compensation decisions due to differing industry and business models. However, the compensation practices of members of this group are of particular interest to the Compensation Committee and the Company because of increased competition from these insurance carriers in the talent market. Additionally data from these comparators provides information with respect to broader market compensation design trends. Included in the Carrier Comparators are:

Ace Ltd	Cigna Group
Arch Capital Group Ltd	CNA Financial Corp
Aetna Inc	Hartford Financial Services
Axis Capital Holdings Ltd	Prudential Financial Inc.
Berkley (W R) Corp	Unum Group
Chubb Corp	XL Capital Ltd

In arriving at its compensation decisions, the Compensation Committee recognizes that there is no “perfect match” or single data point that conclusively establishes what/how to pay the Company’s named executive officers. Thus, the Compensation Committee’s compensation decision-making balances both the external benchmark data and internal considerations such as the strategic value of a given role. External benchmarking data is used as a reference but the Compensation Committee does not target total compensation to a specific level compared to the peer group.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. The CEO annually reviews the performance of each named executive officer (other than the CEO, whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Role of the Compensation Consultant in Decision Making

The Compensation Committee retains Sibson Consulting (“Sibson”) as its compensation consultant. No member of the Compensation Committee or any named executive officer has any affiliation with Sibson. In connection with this engagement, the Compensation Committee requested that Sibson:

•	Review the compensation paid to the Company’s CEO and other executive officers in relation to the compensation paid by the Company’s peers and make recommendations on appropriate compensation levels;

•	Advise the Compensation Committee and make recommendations regarding executive stock ownership guidelines;

•	Advise the Compensation Committee about the Company’s equity compensation for executives and employees;

•	Aid the Compensation Committee and management in developing and structuring the long-term compensation elements;

•	Assist the Compensation Committee and management in the communication of long-term compensation elements;

•	Advise the Compensation Committee with respect to the establishment of SMIP performance goals for 2007; and

•	Review director compensation and provide the Compensation Committee with an assessment of competitive market compensation for outside directors.

In making compensation decisions, the Compensation Committee considered Sibson’s advice and recommendations. However, the Compensation Committee was responsible for determining the final amount and form of compensation and the level of performance targets.

Other Considerations Which Impact Compensation Committee Decision Making

Tally Sheets. The Compensation Committee has incorporated into its decision-making process the data compiled in each named executive officer’s Tally Sheet prepared by management. The Tally Sheets provide a comprehensive view of the Company’s compensation payout exposure under various termination scenarios (e.g. voluntary /involuntary termination, retirement, change in control, etc). The Tally Sheets also provide details of all compensation, benefits, and perquisites delivered to the named executive officer during the most recent three-year period. Additionally, the Tally Sheets include a three-year analysis of equity and deferred compensation gains. This information provides a comprehensive context in which the Compensation Committee can determine the appropriate type and amount of compensation for each named executive officer.

ISS Burn-Rate Test. In 2009, the Company intends to seek a new authorization of shares for grants of options and restricted stock to its employees. Institutional Shareholder Services (ISS) has adopted various tests, which influence its recommendation to investors about such authorizations. Burn-Rate refers to the amount of the Company’s outstanding equity that is distributed in the form of equity awards and is calculated using the sum of the number of options and “ISS adjusted” restricted stock granted in a year divided by total shares outstanding. The Burn-Rate Test is calculated over a three year period. Each year the Compensation Committee monitors its option and restricted stock awards to achieve the ISS recommended three-year Burn-

Rate. The Company is limited in the amount of equity awards it can provide within the allowable Burn-Rate. Accordingly, in 2007 and 2008 named executive officer long-term incentive awards denominated in equity are and will be below competitive practice.

Company Performance Indicators. The Compensation Committee sets revenue, pre-tax income and EBITA objectives, based upon the Company’s internal business plan. These three metrics are seen as well-balanced measures of the Company’s financial success.

Elements of Executive Officer Compensation

The compensation paid to the named executive officers is delivered through the following:

Base Salary

Overview. The Company provides named executive officers with base salary to compensate them for the fulfillment of their regular duties and responsibilities associated with their job roles within the Company. Consistent with the guiding principle to emphasize pay at risk, the Compensation Committee generally prefers to achieve a competitive Total Direct Compensation Opportunity for named executive officers through an increase in incentive plan opportunities rather than an increase in base salary. Thus, the Compensation Committee typically does not increase base salary on an annual basis.

2007 Base Salary Decisions. In its determination of 2007 base salary actions, the Compensation Committee considered that in 2006 named executive officers did not receive a salary increase. Additionally, because of Burn-Rate considerations, in 2006 named executive officers were not granted stock options. The impact of the 2006 decisions resulted in a 2006 Total Direct Compensation Opportunity below comparator standards. To improve the competitive alignment of the 2007 Total Direct Compensation Opportunity the Compensation Committee, among other actions, increased the 2007 base salary of each named executive officer other than Mr. McKenna. The salary information for the named executive officers is set forth on page 25 in the Summary Compensation Table.

Annual Incentive Compensation

Overview. The Company’s annual incentive plan is designed to reward the named executive officers for the achievement of important annual operational, financial, and strategic goals. Payouts from this plan are “at risk” and contribute to the Company’s desired Total Direct Compensation Opportunity which places more weight on “at risk” pay. Under the annual incentive plan, each year the Compensation Committee sets a funding gate. No award is payable from the plan unless the funding gate is achieved. Additionally, the maximum award under the plan (150% of base salary) is only available if pre-established corporate financial growth targets are achieved. (Base salary is defined as the annualized salary rate in effect on the first day of the performance cycle). Named executive officers who lead business units have additional constraints on the maximum award opportunity that they may earn (as described below).

At the completion of the fiscal year, the CEO recommends an award for each named executive officer (other than himself) based on the level of achievement towards financial targets and the performance goals. The Compensation Committee reviews the recommendation of the CEO and establishes the awards for the named executive officer (other than the CEO). The Compensation Committee also establishes an award for the CEO based on the level of achievement towards financial targets and the CEO’s performance goals. The performance goals and accomplishments of the named executive officers that are used in determining the annual incentive compensation award amounts cover non-public strategic initiatives within the Company and thus are confidential.

2007 Annual Incentive Decisions. In the first quarter of 2007, the Compensation Committee defined three groups of performance measures:

•

Funding Gate. The Compensation Committee decided that no award would be payable under the plan unless the Company’s revenue exceeded $1.5 billion and it achieved positive pre-tax income. The pre-tax income funding gate was considered appropriate because of very difficult business conditions in the insurance brokerage business, including rapidly declining insurance premium rates. For 2007, these threshold amounts were achieved because Company revenue was $1.609 billion and pre-tax income was positive.

•

Company Performance Goals. The Compensation Committee decided that a maximum award of 150% of base salary could be paid if the Company had revenue growth and pre tax income growth of at least 10% (excluding the performance of the Company’s financial services unit). The Company did not achieve this goal as shown in the following table and thus the named executive officers were not eligible for maximum awards:

Performance Goal	2007 Goal	2007 Actual
Revenues	$1.619 billion	$1.609 billion
Pre-Tax Income	$250 million	$229 million

•

Business Unit Performance Goals. The Compensation Committee established the following award ranges for named executive officers that head a business unit, based on the level of achievement of budgeted revenue and pre-tax income:

Maximum Award	Performance Required to Qualify for Award
50% Base Salary	Achieve less than 75% budgeted Business Unit revenue and pre-tax income levels

100% Base Salary	Achieve 75% to 100% budgeted Business Unit revenue and pre-tax income

150% Base Salary	Achieve more than 100% of budgeted revenue and pre-tax income AND Company Achieves Maximum Compensable Goal

Actual achievement:

	PERCENTAGE OF TARGET ACHIEVED
Business Unit (and Named Executive Officer Responsible)	Revenue	Pre-Tax Income
Employee Benefit Consulting and Brokerage (James W. Durkin, Jr.)	108%	102%
Property/Casualty Brokerage (James S. Gault)	103%	95%
Risk Management Services (Richard J. McKenna)	100%	96%

Based on the 2007 business unit performance the maximum annual incentive awards to each of the above named executive officers cannot exceed 100% of base salary. J. Patrick Gallagher, Jr. and Douglas K. Howell are not subject to the business unit thresholds described above because they have responsibility for the entire Company and not any individual business unit.

The Compensation Committee reviewed Mr. Gallagher’s and Mr. Howell’s performance in the light of the maximum award available from the plan. The Compensation Committee determined that pre-tax income growth, revenue growth and EBITA growth were below budgeted levels and that Mr. Gallagher and Mr. Howell had achieved most but not all of their individual goals. As a result, the Compensation Committee awarded an annual incentive award of $750,000 to Mr. Gallagher (75% of base salary) and $425,000 to Mr. Howell (81% of base salary).

For 2007, the performance of the other named executive officers was assessed and documented by the CEO and award amounts were recommended in light of the maximum award for which the named executive officer was eligible and the named executive officer’s achievement of pre-established operational, financial and strategic goals. The Compensation Committee reviewed the recommendations and agreed with the performance evaluations. Mr. Durkin received an award of $550,000 (100% of base salary), Mr. Gault an award of $500,000 (71% of base salary) and Mr. McKenna an award of $200,000 (50% of base salary). Mr. Gault’s and Mr. McKenna’s awards were reduced below the 100% amount for which they were eligible because the business unit for which each was responsible failed to achieve its pre-tax income goal.

Long Term Incentive Compensation

Overview. Long-term incentives are designed to tie a significant part of the compensation of the named executive officers to Company performance, create a meaningful alignment of the financial interests of the named executive officers with those of shareholders, reinforce an ownership mindset, and encourage the long-term retention of these executives. In 2006, the Compensation Committee determined that ISS burn-rate considerations limited the long-term incentive opportunity that could be provided through option and restricted share grants. Such limitations, over time, would significantly impact the competitiveness of the Company’s Total Direct Compensation Opportunities. A “portfolio” of long-term incentive delivery vehicles was adopted for 2007. The portfolio brings together existing delivery vehicles (i.e. options, restricted shares, awards under the DEPP) and a new long-term, performance-based, cash incentive arrangement (the “Performance Plan”). Each year the Compensation Committee establishes a budget which defines the maximum dollar value transfer which can be delivered through these four vehicles to all Company employees. The budget also defines the number of options and restricted shares that can be granted to all Company employees in order to conform to the ISS burn-rate. The Compensation Committee also establishes the maximum value of grants to be delivered to each named executive officer through options, restricted shares, the Performance Plan and the DEPP.

Equity Awards. Equity and awards linked to stock price performance provide an incentive for the named executive officer to manage the Company for earnings growth and stockholder total return. Deferred realization encourages the executives to stay with the Company.

Equity awards may be made pursuant to the ISO Plan, the NSO Plan, the Restricted Stock Plan and the DEPP. The mix among these forms of awards changes from year to year and is determined by the CEO (for awards other than to himself) and the Compensation Committee. Availability of shares under the respective plan, annual and cumulative dilution to the Company’s stockholders, Company performance and individual performance are factors considered in determining which type of award to use.

Equity awards are subject to time-based vesting schedules. With respect to restricted stock awards, a recipient cannot vote or transfer the shares granted until the time the shares vest and the shares subject to the award are issued to the recipient. An amount equal to the dividend paid on common stock is credited to an account for a holder of restricted stock units but the holder does not have the right to receive the shares of stock or the dividend equivalent amount until the time that the restricted stock unit vests. Certain equity compensation awards are forfeited by an employee and/or recaptured by the Company if an employee terminates his or her employment and violates certain restrictive covenants that protect the Company within a specified period of time after such termination.

Awards under the DEPP are meant to encourage long-term retention of executives and senior officers of the Company, including the named executive officers until their normal retirement age. Employees may not make withdrawals from the DEPP until they reach age 62 and the amounts in the DEPP are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. Because of ISS Burn-Rate considerations, the DEPP was amended in 2007 to also permit cash awards which, like the restricted stock awards under the plan, do not vest until attainment of age 62. For a description of the mechanics of the DEPP see page 28 under the “Narrative to Summary Compensation Table and Plan-Based Award Table”.

Long-term Performance-Based Cash Awards. In 2007, the Compensation Committee established, under the provisions of the SMIP, the Performance Plan. Under the Performance Plan, performance units (with an initial value tied to stock price at the time of award) are earned based on achievement by the Company of a financial performance goal during a one year performance period. In 2007, the performance goal was growth in the Company’s combined Brokerage and Risk Management segments’ adjusted earnings before interest, taxes and amortization (“Adjusted EBITA Growth”) and the performance period was calendar 2007. The Compensation Committee chose this metric to encourage a focus on growing the core earnings of the Company, thus aligning the interests of the named executive officers with those of the stockholders. Earned units cliff vest and are paid in cash based on the twelve month trailing Company stock price at the end of the subsequent two-year vesting period. The maximum value of a performance unit cannot exceed 150% of the value at the time of award. The minimum value of a performance unit is set at 50% of the value at the time of award. For a more detailed discussion of the mechanics of the Performance Plan see pages 28-29 of this Proxy Statement.

2007 Long-Term Incentive Decisions. In 2007, each named executive officer was eligible to receive an award based on a percentage of salary. The Compensation Committee determines this percentage based on long-term incentive opportunities provided to similarly situated executives at comparator organizations. This award was converted into options, restricted stock units, and Performance Plan units. In 2007, for named executive officers that have met their minimum ownership requirements, award eligibility was more heavily weighted toward the Performance Plan because under the burn-rate limitations, delivery of significant equity awards to the named executive officers would limit the availability of equity for grants to other employees. The eligible award amounts and the allocation percentages among options, restricted stock units and performance units are summarized below:

EXECUTIVE	TARGET % OF SALARY	ELIGIBLE AMOUNT	OPTION AMOUNT	RSU AMOUNT	PERFORMANCE PLAN AMOUNT
J. Patrick Gallagher, Jr.	100%	$1,000,000	10%	10%	80%
Douglas K. Howell	65%	$341,250	20%	30%	50%
James W. Durkin, Jr.	65%	$357,500	10%	10%	80%
James S. Gault	65%	$455,000	10%	10%	80%
Richard J. McKenna	75%	$300,000	10%	10%	80%

The number of options and restricted stock units awarded to our named executive officers in 2007 are included in the Grants of Plan Based Awards Table on page 27 of this Proxy.

Based on the above percentages each of the named executive officers was eligible to qualify for the following Performance Plan units granted as of May 15, 2007 with a designated value of $28.65 per share:

EXECUTIVE	ELIGIBLE PERFORMANCE PLAN UNITS
J. Patrick Gallagher, Jr.	27,923
Douglas K. Howell	5,955
James W. Durkin, Jr.	9,983
James S. Gault	12,705
Richard J. McKenna	8,377

On March 4, 2008, after evaluating the 2007 performance period which ended on December 31, 2007, the Performance Plan units earned based on 2007 achievement of EBITA target (achievement 51%) are as follows (units vest on January 1, 2010):

EXECUTIVE	Actual Performance Plan Units	Target Payout on 1/1/2010	Maximum Payout on 1/1/2010	Minimum payout on 1/1/2010
J. Patrick Gallagher, Jr.	14,241	$408,000	$612,000	$204,000
Douglas K. Howell	3,037	$87,019	$130,529	$43,510
James W. Durkin, Jr.	5,091	$145,860	$218,790	$72,930
James S. Gault	6,480	$185,640	$278,460	$92,820
Richard J. McKenna	4,272	$122,400	$183,600	$61,200

2007 DEPP decisions. On February 23, 2007, the Compensation Committee awarded the following amounts under the DEPP to the following named executive officers: Mr. Gallagher-$400,000; Mr. Howell-$300,000; Mr. Durkin-$300,000; Mr. Gault-$300,000; and Mr. McKenna-$150,000. These amounts vest when the named executive officer reaches age 62.

Perquisites

The Company’s named executive officers receive certain taxable perquisites provided by or paid by the Company. These perquisites may include reimbursement of dues for country clubs and other social and professional clubs, payments under the Company’s automobile lease program and payments of the premiums for term life insurance. The Company provides these perquisites because (i) many of these perquisites make the executives more efficient and effective, (ii) certain perquisites aid the Company with business development and (iii) they are provided by many companies in the Company’s peer groups and in the insurance brokerage industry and the Company therefore believes them to be necessary for the Company to remain competitive in its retention and recruitment of employees and executive officers.

The Compensation Committee reviews the perquisites provided to the named executive officers on a regular basis in an attempt to ensure that they continue to be appropriate in light of the total compensation package.

Post-Termination Compensation

Severance Agreements and Change in Control Agreements. The Company has a Severance Pay Plan under which severance pay may be provided to employees, including the named executive officers, in the event of a hostile takeover of the Company. Additionally, the Company has entered into a Change in Control Agreement with each of the named executive officers. Additional information regarding the Severance Pay Plan and the Change in Control Agreement, including definitions of key terms and quantification of benefits that would have been received by the Company’s named executive officers had termination occurred on December 31, 2007 is found under the heading “Potential Payments upon Termination or Change in Control” on pages 34 to 40 of this Proxy Statement.

The Compensation Committee believes that the Severance Pay Plan and the Change in Control Agreements are an important part of the overall compensation of the named executive officers. The Compensation Committee believes that this plan and these agreements will help secure the continued employment and dedication of the named executive officers to serving the interests of stockholders, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Compensation Committee also believes that these components of the Company’s compensation plan are important as a recruitment and retention device, as all or nearly all of the companies with which the Company competes for executive talent have similar agreements in place for their senior employees.

Pension Plan. The Company maintains a non-contributory defined benefit pension plan which is qualified under the Internal Revenue Code and which historically covered substantially all domestic employees, including the named executive officers. The Compensation Committee believes that a pension plan is no longer a useful tool in recruiting or in encouraging long-term retention of employees. As a result, in 2005 the Company froze the accumulation of all future benefits under the pension plan. The Compensation Committee believes that the savings plans discussed below are a better way to encourage long-term retention.

401(k) Savings and Thrift Plan and Supplemental Savings and Thrift Plan. Under the 401(k) Savings and Thrift Plan (the “401(k) Plan”), a tax qualified retirement savings plan, participating employees, including the named executive officers, may contribute up to 75% of their regular earnings on a before-tax basis into their 401(k) Plan accounts, subject to limitations imposed by the IRS. Under the 401(k) Plan, the Company matches an amount equal to one dollar for every dollar an employee contributes on the first five percent of his or her regular earnings. Amounts held in the 401(k) Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the IRS regulations.

The Company also has a Supplemental Savings and Thrift Plan (the “Supplemental Plan”), which allows certain highly compensated employees, including the named executive officers, to defer additional amounts on a before-tax basis. For a description of the Supplemental Plan see page 33 under the heading “Nonqualified Deferred Compensation.

The Company maintains the 401(k) Plan and the Supplemental Plan for employees, including the named executive officers, because the Company wishes to encourage employees to save for retirement, and these plans offer a tax-efficient means of doing so. As described above, the Company prefers these plans over pension plans as a way to provide for employee retirement. The level at which the Company matches employee contributions is designed to aid employees in planning for retirement and to encourage employee participation in the plans. The Company also provides the Supplemental Plan because it believes that highly compensated employees should be able to save more than the limits set by the IRS.

Tax Considerations

The Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation payable to certain highly-compensated employees of publicly held corporations. Some types of compensation are excluded from the limitations. The Company generally attempts to preserve the federal income tax deductibility of compensation paid when doing so would be appropriate and in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation when it deems appropriate. The SMIP provides for performance-based compensation that is intended to be fully tax deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Arthur J. Gallagher & Co. oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Company’s 2008 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

T. Kimball Brooker (Chair)

Ilene S. Gordon

Elbert O. Hand

David S. Johnson

Kay W. McCurdy

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
J. Patrick Gallagher, Jr.	2007	1,000,000	357,519	309,343	750,000	—	545,690	2,962,552
Chairman, President and Chief Executive Officer	2006	925,000	856,849	337,349	1,000,000	63,700	127,200	3,310,098

Douglas K. Howell	2007	525,000	228,595	118,768	425,000	3,300	361,678	1,662,341
Corporate Vice President and Chief Financial Officer	2006	425,000	306,401	103,694	425,000	800	51,800	1,312,695

James W. Durkin, Jr.	2007	550,000	225,102	110,003	550,000	3,170	379,635	1,817,910
Corporate Vice President	2006	450,000	599,079	105,963	450,000	64,500	65,800	1,735,342
President, Employee Benefit Consulting and Brokerage

James S. Gault	2007	700,000	180,589	126,871	500,000	3,560	364,481	1,875,501
Corporate Vice President	2006	550,000	267,168	121,716	500,000	55,500	61,300	1,555,684
President, Property/Casualty Brokerage

Richard J. McKenna	2007	400,000	343,996	119,219	200,000	10,750	180,402	1,254,367
Corporate Vice President	2006	400,000	312,839	115,820	—	63,500	39,100	931,259
President, Risk Management Services

(1)	This column represents the dollar amount recognized for financial statement reporting purposes for stock awards granted in and prior to 2007. The amounts reported in this column have been calculated in accordance with SFAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to stock grants, refer to Notes 12 and 13 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes for stock option awards granted in and prior to 2007. The amounts reported in this column have been calculated in accordance with SFAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeiture is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to option grants, refer to Note 11 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. For each of 2006 and 2007, the amounts reflect options granted in such year as well as in prior years. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.
(3)

This column represents annual incentive compensation awarded under the SMIP related to services rendered in 2006 and 2007. Fifty percent of the 2006 incentive awards were paid in cash in March 2007. The balances of the 2006 annual incentive awards are payable one-half in April of 2008 and one-half in April of 2009 provided the named executive officer is still employed at the Company. Sixty-Seven percent of the 2007 incentive awards were paid in cash in March 2008 for all of the named executive officers except Mr. McKenna. The balances of the 2007 annual incentive awards are payable in April of 2009 provided the named executive officer is still employed at the Company. Mr. McKenna’s 2007 annual incentive award was paid fully in cash in March of 2008.

(4)	The amounts shown in this column represent the aggregate change in actuarial present value of each named executive officer’s benefits under the Company’s Pension Plan. Mr. Gallagher’s present value of the benefits under the Pension Plan decreased by $1,050 in 2007.
(5)	Amounts in this column for 2007 include the value of perquisites paid to named executive officers as follows:

Named Executive Officer	Corporate Automobile Usage	Club Memberships Not Exclusively For Business Use
J. Patrick Gallagher, Jr	$7,523	$31,053
Douglas K. Howell	8,827	300
James W. Durkin, Jr.	10,509	14,639
James S. Gault	8,454	16,609
Richard J. McKenna	6,797	—

The amounts in this table reflect the amounts paid to the named executive officer in reimbursement (i) under the Company’s automobile lease program and (ii) for club dues paid by the named executive officer.

(6)	For the 2007 amounts, includes amounts contributed by the Company under the 401(k) match feature of the Company’s Savings and Thrift Plan of $11,250, amounts contributed by the Company under the match feature of the Company’s Supplemental Savings and Thrift Plan (Mr. Gallagher—$86,000, Mr. Howell—$39,737, Mr. Durkin—$40,781, Mr. Gault—$25,000, and Mr. McKenna—$8,750) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher—$4,698, Mr. Howell—$1,564, Mr. Durkin—$2,456, Mr. Gault—$3,168, and Mr. McKenna—$3,605).
(7)	Includes amounts contributed in cash to the Deferred Equity Participation Plan. On February 23, 2007 the following amounts were awarded under Deferred Equity Participation Plan: Mr. Gallagher—$400,000; Mr. Howell—$300,000; Mr. Durkin—$300,000; Mr. Gault—$300,000 and Mr. McKenna—$150,000. Such amounts do not reflect the dollar amount recognized as expense for financial reporting purposes in 2007 and do not correspond to the actual value that will be recognized by the named executive officer. The grants are recognized as expenses ratably over the vesting period of the participants. In 2007, the amount recognized as expense for each of the participants is as follows: Mr. Gallagher—$43,373; Mr. Howell—$13,706; Mr. Durkin—$54,000; Mr. Gault—$32,530 and Mr. McKenna—$61,364.

2007 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Options Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
J. Patrick Gallagher, Jr.	5/15/07	—	—	—	—	—	—	3,490	—	—	99,989
	5/15/07	—	—	—	—	—	—	—	16,667	28.65	90,347
	5/15/07	—	—	—	400,000	800,000	1,200,000	—	—	—	N/A
	N/A	—	1,000,000	1,500,000	—	—	—	—	—	—	N/A

Douglas K. Howell	5/15/07	—	—	—	—	—	—	3,573	—	—	102,366
	5/15/07	—	—	—	—	—	—	—	11,375	28.65	61,660
	10/18/07	—	—	—	—	—	—	—	50,000	27.94	288,085
	5/15/07	—	—	—	85,300	170,600	255,900	—	—	—	N/A
	N/A	—	525,000	787,500	—	—	—	—	—	—	N/A

James W. Durkin, Jr.	5/15/07	—	—	—	—	—	—	1,248	—	—	35,755
	5/15/07	—	—	—	—	—	—	—	5,958	28.65	32,297
	5/15/07	—	—	—	143,000	286,000	429,000	—	—	—	N/A
	N/A	—	550,000	825,000	—	—	—	—	—	—	N/A

James S. Gault	5/15/07	—	—	—	—	—	—	1,588	—	—	45,496
	5/15/07	—	—	—	—	—	—	—	7,583	28.65	41,105
	5/15/07	—	—	—	182,000	364,000	546,000	—	—	—	N/A
	N/A	—	700,000	1,050,000	—	—	—	—	—	—	N/A

Richard J. McKenna	5/15/07	—	—	—	—	—	—	1,047	—	—	29,997
	5/15/07	—	—	—	—	—	—	—	5,000	28.65	27,104
	5/15/07	—	—	—	120,000	240,000	360,000	—	—	—	N/A
	N/A	—	400,000	600,000	—	—	—	—	—	—	N/A

(1)	The amounts represent the range of possible annual cash incentive award the named executive officer was eligible to receive in March 2008, or later, related to 2007 performance under the SMIP. The amounts were subject to performance criteria and are subject to the Compensation Committee’s downward discretion. The amounts actually awarded to each named executive officer are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table and are more fully discussed in footnote (3) thereto.
(2)	The amounts represent the range of possible award the named executive officer would be eligible to receive on January 1, 2010 related to performance under the Performance Plan. The number of units actually awarded under the Performance Plan for 2007 and the range of possible payment amounts on January 1, 2010 are shown on page 22 of this Proxy Statement.
(3)	This column includes restricted stock units granted to the named executive officers on May 15, 2007 at a price of $28.65 per share, vesting on May 15, 2011.
(4)

This column includes options granted to the named executive officers (i) on May 15, 2007 with an exercise price of price of $28.65 per share and vesting 20% each year on May 15th and (ii) with respect to Mr. Howell on October 18, 2007 with an exercise price of $27.94 per share and vesting 10% each year on January 1st.

Narrative to Summary Compensation Table and Plan-Based Award Table

Employment Agreements

None of the named executive officers has an employment agreement.

Each of the named executive officers has entered into a Change in Control Agreement. Please see Potential Payments upon Termination or Change in Control beginning on page 34 of this Proxy Statement for a description of these agreements.

Deferred Equity Participation Plan

On February 23, 2007, the Compensation Committee awarded amounts to each named executive officer under the Deferred Equity Participation Plan. The Deferred Equity Participation Plan is maintained as part of the Restricted Stock Plan and is intended to encourage executive officers and key employees to remain with the Company until their normal retirement. Under the Deferred Equity Participation Plan, the Company contributes either shares of Common Stock or cash to a “rabbi trust” in an amount approved by the Compensation Committee in the name of the plan participant, but subject to the claims of the Company’s creditors. Factors used to make the award determinations include business unit performance, business unit earnings growth, individual performance, and retention needs. Dividends earned on the shares in the rabbi trust are used to acquire additional shares of Common Stock. Distributions under the plan normally may not be made until the participant reaches age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. Distributions are made in the form of Common Stock, to the extent shares were contributed to the trust or in cash, to the extent cash was contributed. In 2007 the cash contributed to the rabbi trust was invested in an Alliance Bernstein Fund.

Performance Unit Plan

Under the Performance Plan, the Compensation Committee designates an award opportunity for each named executive officer expressed as a dollar value (the “Award Opportunity”). The Award Opportunity is converted into performance units using the stock price of the Company on the date of designation. In 2007, the date of designation was May 15, 2007. For example if $50,000 is the Award Opportunity and the stock price on the date of designation is $25, the converted Award Opportunity is 2,000 units. At the beginning of the grant year the Compensation Committee established a performance metric and performance period to be used to determine the amount of the Award Opportunity earned by each named executive officer. In 2007, the performance metric was growth in adjusted earnings before interest, taxes and amortization for the Company (“Adjusted EBITA Growth”) and the performance period was 2007. The amount of the Award Opportunity earned is determined at the end of the performance period based on actual Adjusted EBITA Growth for the performance period. The number of performance units earned by each named executive officer in 2007 was determined on the following table:

Adjusted EBITA Growth in 2007	Percentage of Opportunity Granted
15% or greater	100% (the “Target”)
7.5% to 15%	Amount interpolated between Target and Threshold on straight line basis
7.5%	50% (the “Threshold”)
Less than 7.5%	0%

For 2007, the Company had Adjusted EBITA Growth of 7.7%. Therefore each recipient of an Award Opportunity had a Percentage of Opportunity of 51%. In our example above, a participant with a 2,000 unit Award Opportunity, would have earned 1,020 performance units (2,000 x 51%) for the 2007 performance period. Once the portion of the award opportunity earned is determined, the units cliff vest on the first day of the third year after the performance period (the “Vesting Date”). Thus, for the 2007 grant, the number of earned performance units was determined as of December 31, 2007 and vest on January 1, 2010. On the Vesting Date the amount of the payout (“Payout Amount”) is determined by multiplying the number of performance units earned by the last calendar year trailing twelve month average stock price of the Company as reported by the New York Stock Exchange. In the above example if the Company’s average stock price for 2009 was $35, then the Payout Amount would equal $35,700 (1,020 units granted x $35). The Payout Amount is limited in that it may not exceed 150% of the Award Opportunity earned and, if a portion of the Award Opportunity is earned, may not be less than 50% of the Award Opportunity earned. In the above example, since the price on the date of grant was $25, the Payout Amount cannot exceed $36,750 (1,020 units grant x $25 X 150%) nor be less than $12,250 (1,020 units grant x $25 X 50%). The Payout Amount is paid out in cash as soon as practical after the Vesting Date.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. Patrick Gallagher, Jr.	8,000	4,000	9.25	8/31/08	—	—
	18,000	9,000	18.50	6/21/10	—	—
	15,000	10,000	26.50	7/20/11	—	—
	12,500	12,500	22.70	7/22/12	—	—
	20,000	30,000	24.90	7/17/13	—	—
	4,509	10,515	33.28	4/1/14	—	—
	15,000	35,000	29.42	7/22/14	—	—
	3,690	14,760	27.10	5/17/15	—	—
	10,000	40,000	27.25	7/21/15	—	—
	2,590	23,307	27.03	5/16/16	—	—
	—	16,667	28.65	5/15/17	—	—
	—	—	—	—	117,032	2,831,004

Douglas K. Howell	30,000	45,000	24.58	3/3/13	—	—
	1,128	2,628	33.28	4/1/14	—	—
	10,500	24,500	29.42	7/22/14	—	—
	7,000	28,000	27.25	7/21/15	—	—
	259	2,331	27.03	5/16/16	—	—
	—	11,375	28.65	5/15/17	—	—
	—	50,000	27.94	10/18/17	—	—
	—	—	—	—	35,036	847,521

James W. Durkin, Jr.	36,000	4,000	9.25	8/31/08	—	—
	21,000	9,000	18.50	6/21/10	—	—
	12,000	8,000	26.50	7/20/11	—	—
	10,000	10,000	22.70	7/22/12	—	—
	8,000	12,000	24.90	7/17/13	—	—
	9,000	21,000	29.42	7/22/14	—	—
	6,000	24,000	27.25	7/21/15	—	—
	—	5,958	28.65	5/15/17	—	—
	—	—	—	—	62,820	1,519,616

James S. Gault	—	4,000	9.25	8/31/08	—	—
	14,000	6,000	18.50	6/21/10	—	—
	12,000	8,000	26.50	7/20/11	—	—
	12,500	12,500	22.70	7/22/12	—	—
	14,000	21,000	24.90	7/17/13	—	—
	10,500	24,500	29.42	7/22/14	—	—
	7,000	28,000	27.25	7/21/15	—	—
	—	7,583	28.65	5/15/17	—	—
	—	—	—	—	66,827	1,616,545

Richard J. McKenna	16,000	4,000	9.25	8/31/08	—	—
	21,000	9,000	18.50	6/21/10	—	—
	12,000	8,000	26.50	7/20/11	—	—
	10,000	10,000	22.70	7/22/12	—	—
	12,000	18,000	24.90	7/17/13	—	—
	1,128	2,628	33.28	4/1/14	—	—
	9,000	21,000	29.42	7/22/14	—	—
	6,000	24,000	27.25	7/21/15	—	—
	—	5,000	28.65	5/15/17	—	—
	—	—	—	—	67,802	1,640,130

(1)	The following table provides information with respect to the vesting of each named executive officer’s outstanding but unvested options as of December 31, 2007. All options granted in 2006 and earlier and the options granted to Mr. Howell on October 18, 2007 vest one-tenth each year on January 1 of such year. All other options granted in 2007 vest one-fifth on each anniversary of the grant date.

Vesting Dates	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McKenna
01/01/2008	32,938	20,135	19,000	21,000	20,376
05/15/2008	3,334	2,275	1,192	1,517	1,000
01/01/2009	28,937	20,135	15,000	17,000	16,376
05/15/2009	3,334	2,275	1,192	1,517	1,000
01/01/2010	28,937	20,135	15,000	17,000	16,376
05/15/2010	3,333	2,275	1,192	1,517	1,000
01/01/2011	25,937	20,134	12,000	15,000	13,375
05/15/2011	3,333	2,275	1,191	1,516	1,000
01/01/2012	23,437	20,134	10,000	13,000	11,375
05/15/2012	3,333	2,275	1,191	1,516	1,000
01/01/2013	20,937	20,134	8,000	10,500	9,375
01/01/2014	15,936	12,634	6,000	7,000	6,375
01/01/2015	9,434	8,759	3,000	3,500	3,000
01/01/2016	2,589	5,259	—	—	—
01/01/2017	—	5,000	—	—	—

(2)	The following table provides information with respect to the vesting of each named executive officer’s unvested restricted stock units and unvested Performance Plan Units as of December 31, 2007:

Vesting Dates	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McKenna
03/31/2008	5,170	4,883	4,596	—	—
01/12/2009	—	—	—	—	62,483
01/01/2010	14,241	3,037	5,091	6,480	4,272
05/05/2011	—	—	51,885	—	—
05/15/2011	3,490	3,573	1,248	1,588	1,047
02/06/2014	—	—	—	58,759	—
02/18/2014	94,131	—	—	—	—
08/19/2023	—	23,543	—	—	—

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Patrick Gallagher, Jr.	—	—	15,171	444,999
Douglas K. Howell	—	—	9,606	282,249
James W. Durkin, Jr.	—	—	9,040	265,618
James S. Gault	4,000	78,182	3,333	98,457
Richard J. McKenna	20,000	346,494	—	—

(1)	Amounts received upon vesting were deferred into the Gallagher Supplemental Savings & Thrift Plan as follows:

Mr. Gallagher—$292,300;

Mr. Howell—$282,249; and

Mr. Durkin—$129,899.

2007 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J. Patrick Gallagher, Jr.	Arthur J. Gallagher & Co.	25	305,400	—
	Employees’ Pension Plan

Douglas K. Howell	Arthur J. Gallagher & Co.	1	7,300	—
	Employees’ Pension Plan

James W. Durkin, Jr.	Arthur J. Gallagher & Co.	25	345,300	—
	Employees’ Pension Plan

James S. Gault	Arthur J. Gallagher & Co.	25	287,900	—
	Employees’ Pension Plan

Richard J. McKenna	Arthur J. Gallagher & Co.	25	390,200	—
	Employees’ Pension Plan

The Company maintains a non-contributory defined benefit pension plan (the “Plan”) which is qualified under the Internal Revenue Code and which historically has covered substantially all domestic employees. In the second quarter of 2005, the Company amended the Plan to freeze the accrual of future benefits for all domestic employees effective July 1, 2005. Benefits under the Plan are based upon the employee’s highest average annual earnings for a five calendar-year period with the Company and are payable after retirement in the form of an annuity or a lump sum. The amount of annual earnings that may be considered in calculating the benefits under the Plan is limited. By law, the maximum amount of annual earnings allowable that may be considered in 2005, the last year that benefits could be accrued, was $210,000.

Benefits under the Plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service, and commencing upon the participant’s retirement on or after age 65. The maximum benefit under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations. Participants also may elect to commence their pensions anytime on or after attaining age 55 if they retire prior to age 65, with an actuarial reduction to reflect the earlier commencement date. Except for Mr. Howell, all of the named executive officers are eligible to take the early retirement option highlighted in the previous sentence. For additional information on the valuation assumptions with respect to pensions, refer to Note 15 of the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Year End ($)(3)
J. Patrick Gallagher, Jr.	392,300	66,777	(59,993)	—	3,889,727
Douglas K. Howell	292,249	28,832	(73,491)	—	686,113
James W. Durkin, Jr.	157,399	29,460	(18,158)	—	510,181
James S. Gault	25,000	29,000	68,982	—	1,459,203
Richard J. McKenna	40,000	18,250	32,593	—	682,208

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.
(3)	Amounts in this column exclude contributions to the Supplemental Saving and Thrift Plan made in 2008 but relating to 2007 which is reported as compensation to such named executive officer in the Summary Compensation Table in the following amounts: Mr. Gallagher—$86,000; Mr. Howell—$39,737; Mr. Durkin—$40,781; Mr. Gault—$25,000; and Mr. McKenna—$8,750.

All amounts in this table pertain to the Company’s Supplemental Savings and Thrift Plan (the “Supplemental Plan”), which allows certain highly compensated employees to defer amounts on a before-tax basis. Under the Supplemental Plan, employees who have compensation greater than $220,000 may elect to contribute up to 90% of their salary and 100% of their bonus (including bonuses granted as restricted stock unit awards) to the Supplemental Plan on a before-tax basis. In addition, the Company matches any contribution on a dollar for dollar basis up to the lesser of (i) the amount contributed or (ii) five percent of the employee’s regular earnings minus the maximum contribution that the Company could have matched under the 401(k) Plan. Amounts held in the Supplemental Plan accounts are payable as of the employee’s termination of employment, or such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in IRS regulations. Participants in the Supplemental Plan may elect the investment funds used to measure the earnings credited to their plan accounts, and may change such elections on any regular business day. Participants who elect to defer restricted stock units under the Supplemental Plan instead may elect that the deferral continue to be measured by the value of Company common stock. The following table shows the rate of return on the various investment funds that named executive officer could have invested in during 2007 as reported by the Supplemental Plan administrator:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Money Market (Babson)	4.71%	Blue Chip Growth (T Rowe Price)	12.77%
Core Bond (Babson)	6.61%	Small Company Opportunities (OFI Inst)	-1.31%
Total Return Bond (PIMCO)	8.81%	MidCap Growth II (T Rowe Price)	16.15%
Large Cap Value (Davis)	4.53%	Small Cap Growth (W&R/Wellington)	9.99%
Fundamental Value (Wellington)	8.37%	International Equity (Oppenheimer)	13.02%
Indexed Equity (Northern Trust)	5.01%	Arthur J. Gallagher & Co. common stock	-13.98%
Aggressive Growth (Sands/Delaware)	18.01%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into an agreement with each named executive officer that provides for payments in connection with a change in control and such officer’s subsequent termination (a “Change in Control Agreement”). Additionally, the Company maintains for the benefit of all employees a severance pay plan which provides payments to an employee who is terminated under circumstances set forth in the plan within two years of a hostile takeover (the “Severance Pay Plan”). A description of the terms of the Change in Control Agreements and the Severance Pay Plan follows.

Change in Control Agreements

The Change in Control Agreements provide that the executive is entitled to benefits if there is a “Termination” of the executive within 24 months after a “Change in Control”. A “Change in Control” occurs (i) if a person or group is or becomes the beneficial owner, directly or indirectly, of securities holding 50% or more of the voting power to elect directors, (ii) a change in the composition of the Board of Directors such that within a period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors and any new Directors elected or nominated by at least two-thirds of the Directors who were either Directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board of Directors, or (iii) the stockholders of the Company approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i) or (ii) above.

A “Termination” means either (i) a termination by the Company of the employment of the executive for any reason other than death, physical or mental incapacity or “cause” within 24 months after a Change in Control or (ii) resignation of the executive within 24 months after a Change in Control upon the occurrence of (1) a material change in the nature or scope of the executive’s authorities, powers, functions or duties, (2) a reduction in the executive’s total compensation, (3) any relocation of the executive’s principal place of employment more than 35 miles from the executive’s location prior to the change in control, (4) a breach of the Change in Control Agreement by the Company or (5) a good faith determination by the executive that as a result of the Change in Control, the executive’s position is materially affected. “Cause” means the gross misconduct or willful and material breach of the Change in Control Agreement by the executive.

Payment Obligations Under Change in Control Agreements

If a Change in Control occurred and a named executive officer was terminated, the named executive officer would be entitled to receive a lump sum severance payment equal to salary and bonus payments for a 24-month calendar month period on the basis of a salary rate which is not less then the executive’s annual salary prior to the termination, or if greater, the salary at the time of the Change in Control and the annual bonus prior to termination or, if greater, the annual bonus prior to the Change in Control. Additionally, all stock options owned by the named executive officer would vest and become immediately exercisable. The severance payment would be made in a lump sum not more than seven days after the date of termination.

The Change in Control Agreements also provide that the named executive officer would be eligible to receive a “gross-up” payment to the extent that the named executive officer incurs excise taxes under Section 4999 of the Internal Revenue Code which relates to so-called “excess parachute payments”.

The Change in Control Agreements also provide that the executive shall continue to participate in welfare benefit plans, including medical, dental, life and disability insurance at the same cost to the executive for the shorter of a two-year period or until the executive becomes covered by a plan provided by someone other than the Company that provides coverage or benefits equal to or greater than the plan provided by the Company. The named executive officer is also entitled to any unpaid salary and a lump sum cash payment for accumulated but unused vacation. The Change in Control Agreements do not contain non-compete, non-solicitation or non-disparagement covenants.

Severance Pay Plan

The Company also maintains a Severance Pay Plan that provides severance compensation to employees who are terminated after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various “fair price” criteria, or the acquisition of 20% or more of the combined voting power of the Company’s stock by any person or entity. All full-time and part-time employees, including named executive officers, who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company, are participants in the plan. A severance benefit is payable under the plan if a participant’s employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than “Just Cause”. Just Cause is defined as the commission of an act or acts of dishonesty by an employee which constitutes a felony under the laws of the jurisdiction where committed and results in a gain or personal enrichment of the employee at the expense of his employer. For participants who have completed at least two but less than five years of employment, the severance benefit is equal to the employee’s annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee’s annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee’s wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not later than 10 days after termination of employment. For the named executive officers, if the amounts under the Severance Pay Plan, when combined with the amounts under the Change in Control Agreements, would result in the payment of “excess parachute payments” as defined in section 280G of the Internal Revenue Code, then amounts under the Severance Pay Plan are limited to an amount that would not trigger excess parachute payments. Accordingly, since a trigger under the Severance Pay Plan may also result in payments to the named executive officer under the Change in Control Agreements, the named executive officer may be limited in the amount he can receive under the Severance Pay Plan. If a gross-up payment is made under the Change in Control Agreements, then no amount would be payable to a named executive under the Severance Pay Plan.

J Patrick Gallagher, Jr.

The following table shows the potential payments upon termination or change in control of the Company for J. Patrick Gallagher, Jr., the Company’s Chairman of the Board, Chief Executive Officer and President. All of these amounts are calculated as if the termination or Change in Control took place on December 31, 2007. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Termination Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover
Severance Pay (1)	—	—	$634,623	$3,500,000
Stock Options (2)	$370,160	$240,565	$370,160	$370,160
Restricted Stock (3)	$140,777	—	$140,777	$228,446
Performance Unit Plan (4)	—	—	—	$408,000
Deferred Equity Participation Plan	—	—	$2,700,814	$2,700,814
Health Plan Benefits (5)	—	—	—	$37,392
Life Insurance Benefits (6)	—	—	—	$4,641
Excise Tax & Gross up	—	—	—	$2,598,157

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Gallagher’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if Mr. Gallagher was still employed, while under a Change in Control, the stock vests immediately. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(4)	Represents the value of the units earned under the Performance Unit Plan as of December 31, 2007.
(5)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gallagher under the Company’s health, disability and dental plans.
(6)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gallagher under the Company’s group life plan.

Payments to Mr. Gallagher or his beneficiaries had death occurred on December 31, 2007 would include life insurance proceeds of $1,000,000. Payments to Mr. Gallagher if he had been permanently disabled as of December 31, 2007 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Gallagher would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover.

Douglas K. Howell

The following table shows the potential payments upon termination or change in control of the Company for Douglas K. Howell, the Company’s Chief Financial Officer. All of these amounts are calculated as if the termination or change in control took place on December 31, 2007. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover
Severance Pay (1)	—	—	$40,865	$1,900,000
Stock Options (2)	—	—	—	—
Restricted Stock (3)	—	—	—	$221,180
Performance Unit Plan (4)	—	—	—	$87,019
Deferred Equity Participation Plan	—	—	$869,506	$869,506
Health Plan Benefits (5)	—	—	—	$37,392
Life Insurance Benefits (6)	—	—	—	$2,955
Excise Tax & Gross up	—	—	—	$1,192,144

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Howell’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if the Mr. Howell was still employed, while under a Change in Control, the stock vests immediately. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(4)	Represents the value of the units earned under the Performance Unit Plan as of December 31, 2007.
(5)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Howell under the Company’s health, disability and dental plans.
(6)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Howell under the Company’s group life plan.

Payments to Mr. Howell or his beneficiaries had death occurred on December 31, 2007 would include life insurance proceeds of $919,000. Payments to Mr. Howell if he had been permanently disabled as of December 31, 2007 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Howell would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover.

James W. Durkin, Jr.

The following table shows the potential payments upon termination or change in control of the Company for James W. Durkin, Jr., the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place on December 31, 2007. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover
Severance Pay (1)	—	—	$338,464	$2,200,000
Stock Options (2)	$798,100	$672,230	$798,100	$798,100
Restricted Stock (3)	$123,769	—	$123,769	$155,119
Performance Unit Plan (4)	—	—	—	$145,860
Deferred Equity Participation Plan	—	—	$1,567,096	$1,567,096
Health Plan Benefits (5)	—	—	—	$37,392
Life Insurance Benefits (6)	—	—	—	$4,641
Excise Tax & Gross up	—	—	—	$—

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Durkin’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause or there is a voluntary termination, the restricted stock continues to vest as if the Mr. Durkin was still employed, while under a Change in Control, the stock vests immediately. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(4)	Represents the value of the units earned under the Performance Unit Plan as of December 31, 2007.
(5)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Durkin under the Company’s health, disability and dental plans.
(6)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Durkin under the Company’s group life plan.

Payments to Mr. Durkin or his beneficiaries had death occurred on December 31, 2007 would include life insurance proceeds of $526,000. Payments to Mr. Durkin if he had been permanently disabled as of December 31, 2007 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Durkin would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover.

James S. Gault

The following table shows the potential payments upon termination or change in control of the Company for James S. Gault, the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place on December 31, 2007. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover
Severance Pay (1)	—	—	$444,246	$2,400,000
Stock Options (2)	$210,810	$98,285	$210,810	$210,810
Restricted Stock (3)	—	—	—	$39,891
Performance Unit Plan (4)	—	—	—	$185,640
Deferred Equity Participation Plan	—	—	$1,735,556	$1,735,556
Health Plan Benefits (5)	—	—	—	$37,392
Life Insurance Benefits (6)	—	—	—	$5,986
Excise Tax & Gross up	—	—	—	—

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Gault’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if the Mr. Gault was still employed, while under a Change in Control, the stock vests immediately. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(4)	Represents the value of the units earned under the Performance Unit Plan as of December 31, 2007.
(5)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gault under the Company’s health, disability and dental plans.
(6)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gault under the Company’s group life plan.

Payments to Mr. Gault or his beneficiaries had death occurred on December 31, 2007 would include life insurance proceeds of $664,000. Payments to Mr. Gault if he had been permanently disabled as of December 31, 2007 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Gault would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover.

Richard J. McKenna

The following table shows the potential payments upon termination or change in control of the Company for Richard J. McKenna, the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place on December 31, 2007. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover
Severance Pay (1)	—	—	$238,452	$1,200,000
Stock Options (2)	$499,300	$373,430	$499,300	$499,300
Restricted Stock (3)	—	—	—	$26,301
Performance Unit Plan (4)	—	—	—	$122,400
Deferred Equity Participation Plan	—	—	$1,680,122	$1,680,122
Health Plan Benefits (5)	—	—	—	$19,841
Life Insurance Benefits (6)	—	—	—	$6,812
Excise Tax & Gross up	—	—	—	$1,150,586

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. McKenna’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if the Mr. McKenna was still employed, while under a Change in Control, the stock vests immediately. These amounts assume a closing market price of $24.19 per share on December 31, 2007.
(4)	Represents the value of the units earned under the Performance Unit Plan as of December 31, 2007.
(5)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. McKenna under the Company’s health, disability and dental plans.
(6)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. McKenna under the Company’s group life plan.

Payments to Mr. McKenna or his beneficiaries had death occurred on December 31, 2007 would include life insurance proceeds of $525,000. Payments to Mr. McKenna if he had been permanently disabled as of December 31, 2007 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. McKenna would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Termination Without Cause or Resignation for Good Reason Following Change in Control or Hostile Takeover.

2007 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
William L. Bax	39,500	114,600	2,480	156,580

T. Kimball Brooker	47,500	114,600	6,557	168,657

Gary P. Coughlan	50,000	114,600	8,557	173,157

Ilene S. Gordon	42,000	114,600	6,557	163,157

Elbert O. Hand	38,000	114,600	8,557	161,157

David S. Johnson	36,500	114,600	6,557	157,657

Kay McCurdy	38,500	114,600	8,557	161,657

James R. Wimmer	38,000	114,600	6,557	159,157

Total	330,000	916,800	54,378	1,301,178

(1)	Consists of the amounts described below under “Cash Compensation”. With respect to directors Brooker, Coughlan, Gordon and Wimmer amounts shown include $5,000, $10,000, $5,000 and $5,000, respectively, for services as committee chairperson.
(2)	Ms. McCurdy elected to receive options in lieu of her $30,000 2007 annual director retainer. Accordingly on May 15, 2007, she received options for 7,330 shares of common stock with an exercise price of $28.65 per share. These shares vest one-fourth each quarter beginning August 15, 2007. 3,666 of these shares vested in 2007. The aggregate grant date fair value of this 2007 option award was $ 44,701.
(3)	This column represents the dollar amount recognized for financial statement purposes with respect to 2007 for restricted stock granted in 2007 in accordance with SFAS 123R, except that in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to restricted stock grants, refer to Note 13 of the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. On May 15, 2007, each of the listed directors received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 15, 2008, 33% on May 15, 2009 and 33% on May 15, 2010. The aggregate grant date fair value for each director’s 2007 restricted stock grant is equal to the amount shown in this column. The number of shares outstanding as of December 31, 2007 related to restricted stock awards for each of the listed directors was: Mr. Bax—4,000 shares; Mr. Brooker—6,640 shares; Mr. Coughlan—6,640 shares; Ms. Gordon—6,640 shares; Mr. Hand—6,640 shares; Mr. Johnson—6,640 shares; Ms. McCurdy—6,640 shares; and Mr. Wimmer—6,640 shares.
(4)	Includes dividends paid on shares outstanding as of December 31, 2007 related to unvested restricted stock awards for each director and matching contributions made to charitable organizations on behalf of the director via the Gallagher Foundation. Matching contributions of $2,000 were made for each of directors Coughlan, Hand and McCurdy.
(5)	The number of shares as of December 31, 2007 related to outstanding option awards for each director listed above were as follows: Mr. Brooker—149,000; Mr. Coughlan—126,500; Ms. Gordon—163,920; Mr. Hand—76,500; Mr. Johnson—50,000; Ms. McCurdy—14,499; and Mr. Wimmer—166,304.

Cash Compensation

Annual Retainer. Each non-employee director receives an annual retainer of $30,000 per year. In 2007 directors could elect to receive, in lieu of the cash retainer, options to purchase shares of the Company’s Common Stock at the fair market value at the date of grant.

Attendance Fees. Non-employee directors receive a fee of $1,000 for each Board or committee meeting attended. If a director attends multiple meetings on the same day, only one attendance fee is paid.

Chairmanship. The Chairman of each Committee of the Board (other than the Executive Committee) receives an annual fee. Accordingly, Mr. Coughlan received an annual chairman fee of $10,000 for the Audit Committee, and directors Brooker, Gordon and Wimmer received annual chairman fees of $5,000 for the Compensation, Nominating/Governance and Compliance Committees, respectively.

Equity-Based Compensation

Restricted Stock. The Company annually grants to the Directors an equity incentive award. In 2007 this incentive grant was made in restricted stock units and thus on May 15, 2007 each non-employee director (other than Mr. Rosenthal) received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 15, 2008, 33% on May 15, 2009 and 33% on May 15, 2010. If a director resigns or otherwise leaves the board, the outstanding restricted stock vests immediately.

Options. In 1989, the Company’s stockholders approved the adoption of the Company’s 1989 Non-Employee Directors’ Stock Option Plan, which has been subsequently amended (as amended, the “1989 Plan”). The 1989 Plan provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,925,000 shares of the Company’s Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Compensation Committee of the Board (“Discretionary Options”) and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer (“Retainer Options”). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares. Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price as may be fixed by the Compensation Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Compensation Committee at the time it makes the grant.

Pursuant to the terms of the 1989 Plan, in 2007 Ms. McCurdy elected to receive her annual retainer in the form of Retainer Options. A Retainer Option will have an exercise price per share equal to the fair market value of a share of Company Common Stock on the date the option is granted. The number of shares of Common Stock subject to a Retainer Option will have a fair market value as of the date of the grant equal to a multiple of the forgone retainer. For options granted in 2007, the multiple is seven. Retainer Options will become exercisable over four quarterly periods following the date of grant and remain exercisable until the later of the date the director ceases to serve on the Board of Directors and the tenth anniversary of the date of grant. On May 15, 2007, the Company granted Retainer Options for 7,330 shares of the Company’s Common Stock to Ms. McCurdy at an exercise price of $28.65 per share.

Benefits

Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. In addition, each director is eligible to participate in the Company’s matching charitable gift program, whereby a matching contribution of up to $2,000 is made to charitable organizations on behalf of an individual via the Gallagher Foundation.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	14,685,196	$25.36	6,491,371	(1)
Equity compensation plans not approved by security holders (2)	—	—	2,298,896	(3)
Total	14,685,196		8,790,267

(1)	Includes the following:
•	714,503 shares available under the Company’s 1988 Incentive Stock Option Plan.
•	3,069,863 shares available under the Company’s 1988 Nonqualified Stock Option Plan.
•	327,097 shares available under the Company’s 1989 Non-Employee Directors’ Stock Option Plan.
•	2,379,908 shares available under the Company’s Employee Stock Purchase Plan.
(2)	The following plans have not been approved by the Company’s stockholders: the Deferred Equity Participation Plan and the Restricted Stock Plan.
(3)	Includes 2,298,896 shares available under the Restricted Stock Plan.

Set forth below is a brief description of the material features of each of the Company’s equity compensation plans that was adopted without the approval of the Company’s stockholders and that was in effect at December 31, 2007.

Deferred Equity Participation Plan

A description of the Deferred Equity Participation Plan may be found under the “Narrative to Summary Compensation Table and Plan–Based Award Table” on page 28 of this Proxy Statement.

Restricted Stock Plan

All of the Company’s directors, officers and employees are eligible to receive awards under the Company’s Restricted Stock Plan adopted by the Board of Directors effective on June 1, 2003. The Restricted Stock Plan provides for the grant to certain directors, officers and employees of the Company of contingent rights to receive shares of Common Stock. Awards under the plan are granted at the discretion of the Compensation Committee. Each award granted under the plan represents the right of the holder of the award to receive shares of common stock of the Company, cash or a combination of shares and cash, upon and subject to the holder’s continued employment with the Company for a period of time after the date the award is granted. The Compensation Committee shall determine each recipient of an award under the plan, the number of shares of common stock subject to such an award and the period of continued employment required for the vesting of such award. 4,000,000 shares of common stock of the Company are authorized to be issued pursuant to the Restricted Stock Plan.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained a formal written statement from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company that might bear on the independence of the independent registered public accounting firm consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence. The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 114, “The Auditors’ Communication with those Charged with Governance,” SEC Rules and other professional standards. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2007 and the Company’s internal control over financial reporting as of December 31, 2007.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal controls over financial reporting. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and in compliance with the Company’s internal controls. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or assess the effectiveness of the Company’s internal controls. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements and internal control over financial reporting has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) and generally accepted auditing standards, as appropriate, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent”.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

AUDIT COMMITTEE

Gary P. Coughlan (Chair)

William L. Bax

T. Kimball Brooker

Norman L. Rosenthal

James R. Wimmer

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

The Audit Committee has considered the qualifications of Ernst & Young LLP and has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The Board wishes to obtain stockholders’ ratification of the Audit Committee’s action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm so long after the beginning of the current year, it is contemplated that the appointment for the year 2008 will stand unless the Board finds other good reason for making a change.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees	$2,021,000	$1,987,000
Audit-Related Fees	495,000	555,000
Tax Fees	967,000	318,000
All Other Fees	6,000	6,000

Totals	$3,489,000	$2,866,000

Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries and the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, and statutory audits required internationally. Audit-related fees principally include due diligence in connection with acquisitions, audits in connection with the Company’s employee benefit plans, issuance of service auditor reports (SAS 70) related to operations at one Company subsidiary and advisory work related to the Company’s compliance with foreign statutory requirements. Tax fees include tax compliance, tax advice and tax planning related to federal, state and international tax matters. All other fees principally include fees for access to an online accounting and tax information database in 2007 and 2006.

All audit-related services, tax services and other services for fiscal years 2007 and 2006 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of the independent registered public accounting firm before such accountant is engaged by the Company to render audit or other services.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD AND AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSALS 3 THROUGH 6—CONSIDERATION AND APPROVAL OF

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF THE COMPANY

In January 2008, the Board unanimously adopted, subject to stockholder approval, the Amended and Restated Certificate of Incorporation of the Company as set forth in Appendix A (the “Amended and Restated Certificate of Incorporation”). The proposed amendments relate to (i) the elimination of supermajority voting requirements, (ii) the phasing out of the election of directors in three separate classes (or a “staggered” board), which will result in the annual election of all directors to the Board beginning with the 2011 Annual Meeting of Stockholders, (iii) a provision that any amendments to Delaware law which further limit or eliminate director liability will automatically apply to the Company’s directors and (iv) certain non-substantive “clean-up” changes that are intended to update and clarify certain provisions of the Company’s current Certificate of Incorporation.

The following descriptions of proposed changes reflected in the Amended and Restated Certificate of Incorporation are summaries only and are qualified in their entirety by reference to Appendix A. Except where otherwise noted, all references to article and section numbers are to the Amended and Restated Certificate of Incorporation.

Proposal 3: Elimination of Supermajority Voting Requirements

The Board believes it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to eliminate all supermajority voting requirements. The elimination of supermajority voting requirements will provide stockholders with greater power to influence the Company’s affairs.

Proposed Changes

The following changes relating to Proposal 3 are reflected in the Amended and Restated Certificate of Incorporation:

Former Article TENTH. Former Article TENTH, which included certain supermajority voting requirements in the context of the approval of business combinations, mergers, consolidations, sales, leases, exchanges and other transactions with related parties has been deleted.

New Article TENTH. Subparagraph (C) has been modified to provide that any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of voting stock (rather than by a supermajority vote as had been previously provided). In addition, the final sentence of Subparagraph (C), which had previously provided that any director could be removed with cause by the affirmative vote of the majority of directors in office, has been removed.

New Article ELEVENTH. Under the current Certificate of Incorporation, amendments to certain provisions of the Certificate of Incorporation required a supermajority vote. This supermajority vote requirement has been removed.

Vote Required

The amendment of the provisions set forth in Proposal 3 requires the affirmative vote of the holders of 80% or more of the outstanding shares of the voting stock of the Company and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a “Related Person,” which generally includes entities and persons who, together with such entity or person’s affiliates and associates, beneficially own 20% or more of the outstanding voting stock of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 3 RELATING TO THE ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS IN THE AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION

Proposal 4: Phase-out of Staggered Board and Implementation of Annual Election of Directors

The Board believes it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to phase out the staggered Board structure and to provide for the annual election of all directors. The elimination of the staggered Board structure and the implementation of annual election of all directors will provide stockholders with greater control over the composition of the Board.

Proposed Changes

The following changes relating to Proposal 4 are reflected in the Amended and Restated Certificate of Incorporation:

New Article TENTH. (i) Subparagraph (A) eliminates the separation of directors into three classes and provides for the election of all directors at each annual meeting, beginning with the 2011 Annual Meeting of Stockholders. Assuming that the Amended and Restated Certificate of Incorporation is approved by stockholders at the 2008 Annual Meeting, the annual election of all directors will be phased in starting with the 2009 Annual Meeting of Stockholders as follows:

•	Class I Directors will stand for election at the 2009 Annual Meeting of Stockholders for a one-year term expiring at the 2010 Annual Meeting of Stockholders.

•	Class II Directors, along with the Class I Directors, will stand for election at the 2010 Annual Meeting of Stockholders for a one-year term expiring at the 2011 Annual Meeting of Stockholders.

Thereafter all directors will be elected each year for a one year term.

(ii) In Subparagraph (B), the current Certificate of Incorporation contains a provision which states that when a vacancy on the Board is to be filled or a new directorship is created, if the directors who are in office at that time comprise less than a majority of the entire Board size, a Delaware court could, after application of stockholders holding at least 25% of total outstanding shares, order an election to be held to fill the vacancy or newly created directorship, or to replace the directors chosen by the directors who are in office at the time. This provision is not required by Delaware law, is unlikely ever to become relevant and could cause disruption to the management of the Company’s affairs if it ever were invoked; accordingly, it has been removed from the Amended and Restated Certificate of Incorporation.

Vote Required

The amendment of the provisions set forth in Proposal 4 requires the affirmative vote of the holders of 80% or more of the outstanding shares of the voting stock of the Company and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a “Related Person,” which generally includes entities and persons who, together with such entity or person’s affiliates and associates, beneficially own 20% or more of the outstanding voting stock of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 4 RELATING TO THE PHASE-OUT OF THE STAGGERED BOARD AND IMPLEMENTATION OF THE ANNUAL ELECTION OF DIRECTORS IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposal 5: Limitation of Liability of Directors Under Delaware Law

The Board believes it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to provide that any amendments to Delaware law that further limit or eliminate director liability will automatically apply to the Company’s directors. The Board believes such a provision is consistent with current governance practices and will give the Company greater ability to attract and retain qualified and talented directors.

Proposed Changes

The following change relating to Proposal 5 is reflected in the Amended and Restated Certificate of Incorporation:

Article TWELFTH. Article TWELFTH, formerly Article THIRTEENTH, has been supplemented to provide that any amendments to Delaware law which further limit or eliminate director liability will automatically apply to the Company’s directors, whether or not the Company subsequently amends its Certificate of Incorporation to reflect such Delaware law amendments.

Vote Required

The amendment of the provision set forth in Proposal 5 requires the approval of the holders of a majority of the outstanding shares of the voting stock of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 5 RELATING TO LIMITATION OF LIABILITY OF DIRECTORS UNDER DELAWARE LAW IN THE AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION

Proposal 6: Miscellaneous Changes to Update the Company’s Current Certificate of Incorporation

The Board believes it is in the best interests of the Company and its stockholders to update the Company’s current Certificate of Incorporation.

Proposed Changes

The following changes relating to Proposal 6 are reflected in the Amended and Restated Certificate of Incorporation:

Title and Preamble. Certain of the Preamble language was modified to reference the applicable provisions of Delaware law which allow for amendment and restatement of a certificate of incorporation.

Article SECOND. The name and address of the Company’s registered agent in Delaware, Corporation Service Company, has been updated (Corporation Service Company is the successor in interest to the Company’s previous registered agent, Prentice-Hall).

Article FOURTH. In subparagraph (B)(3), the provision under the current Certificate of Incorporation stating that stockholders do not have pre-emptive rights has been broadened slightly to make clear that it applies to all stockholders, regardless of when the stock is authorized, and to all classes of stock.

Vote Required

The amendment of the provisions set forth in Proposal 6 requires the approval of the holders of a majority of the outstanding shares of the voting stock of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 6 RELATING TO CERTAIN MISCELLANEOUS CHANGES TO UPDATE THE COMPANY’S CURRENT CERTIFICATE OF INCORPORATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company or filed with the SEC, or written representations that no additional reports were required, the Company believes that during 2007 its executive officers, directors and 10% stockholders complied with all filing requirements, provided however that one Form 4 filing, reporting transactions, for Douglas K. Howell was filed late.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal office on or before December 6, 2008 to be considered for inclusion in the Company’s proxy materials for that meeting. With respect to any stockholder proposal to be presented at the 2009 Annual Meeting of Stockholders that is received by the Company after February 19, 2009, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one or more of its subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include the Company’s executive officers, directors, director nominees, beneficial owners of 5% or more of the Company’s common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Transactions with these related persons are referred to as “related person transactions.” The Company’s legal staff is principally responsible for the development and implementation of controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition the Compensation Committee reviews and approves or ratifies any related person transaction pertaining to compensation and the Audit Committee reviews and approves or ratifies any other related person transaction. The Compensation Committee or Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party. In accordance with the written related party transaction policy adopted by each of the Audit Committee and Compensation Committee, the appropriate committee considers each of the following, among other relevant factors:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder on the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Each of the following related person transactions has been approved by the appropriate committee pursuant to these policies and procedures.

Certain directors and executive officers have immediate family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions and is comparable to compensation paid to unrelated third parties for similar services. A sister of J. Patrick Gallagher, Jr. was employed by the Company in 2007 as the head of a specialty sales unit within the Company’s Brokerage Segment and was paid an aggregate amount of $334,000 in salary and bonus. A brother of J. Patrick Gallagher, Jr., was employed by the Company in 2007 as a Vice President and one of six regional managers within the Company’s Brokerage Segment and was paid an aggregate amount of $535,600 in salary and bonus. A brother-in-law of J. Patrick Gallagher, Jr. was employed by the Company in 2007 as a Vice President of Administration and Development within the Company’s Brokerage Segment and was paid an aggregate amount of $416,600 in salary and bonus. A son of J. Patrick Gallagher, Jr. was employed by the Company in 2007 as a broker within the Company’s Brokerage Segment and was paid an aggregate of $124,800 in salary and bonus. A brother of James W. Durkin, Jr. was employed by the Company in 2007 as the manager of a local sales office and was paid an aggregate amount of $342,300 in salary and bonus.

In 2007, the Company paid $436,700, to Advanced Group for certain temporary personnel related services. A brother of J. Patrick Gallagher, Jr. has an ownership interest in, and in 2007, was an Executive Vice President of, Advanced Group. The Company engaged Advanced Group in the ordinary course of business in accordance with its normal procedures for engaging service providers and on terms no less favorable than could be obtained from unaffiliated third parties.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the people named as proxy in the accompanying proxy card according to their best judgment in the best interests of the Company.

The Annual Report to Stockholders containing financial statements for the year ended December 31, 2007, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

The material referred to in this proxy statement under the captions “Report of the Audit Committee”, and “Compensation Committee Report” shall not be deemed “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates any of the material in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: April 7, 2008

By Order of the Board

WALTER D. BAY

Secretary

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ARTHUR J. GALLAGHER & CO.

Arthur J. Gallagher & Co. hereby certifies, by its officers, that this Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors of Arthur J. Gallagher & Co. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation such that the text of the Certificate of Incorporation shall now read in its entirety as follows:

FIRST. The name of the corporation is Arthur J. Gallagher & Co.

SECOND. The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, 19808, and County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. (A) The aggregate number of shares which the corporation is authorized to issue is 401,000,000, of which 1,000,000 shares shall be Preferred Stock with no par value per share and 400,000,000 shares shall be Common Stock with par value of $1.00 per share.

(B) The designations, relative rights, voting rights, preferences and privileges of each class of stock of the corporation, and the restrictions or qualifications thereof shall be as follows:

1. PREFERRED STOCK

(a) The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment hereto. All shares of any one series shall be of equal rank and identical in all respects.

(b) No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

(c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this section, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

(d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of The General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

2. COMMON STOCK. The holders of the Common Stock shall be entitled to receive such dividends as the board of directors may declare from time to time, provided that any and all preferred dividends on the Preferred Stock for the then current quarter have been theretofore set aside or paid, and all prior quarterly dividends on the Preferred Stock have been paid in full. Upon the liquidation of the corporation the holders of the Common Stock shall receive, share and share alike, all of the net assets of the corporation remaining after the payment of the liquidation preference payable with respect to the Preferred Stock. The Common Stock shall not be subject to redemption or retirement. Each holder of the Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation. The holders of the Common Stock shall not have cumulative voting rights in the election of directors.

3. NO PRE-EMPTIVE RIGHTS. No stockholder of the corporation shall, because of his ownership of any class of stock of the corporation, have a pre-emptive or other right to purchase, subscribe for, or take any part of any class of stock of the corporation now or hereafter authorized or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase any class of stock of the corporation now or hereafter authorized. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the corporation authorized by this Certificate of Incorporation or any amendment thereto, may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolutions of its board of directors to such persons and upon such terms as may to such board seem proper without first offering such stock or securities or any part thereof to existing stockholders.

FIFTH. The corporation is to have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation including its goodwill, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stock-holders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH. (a) Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

(b) Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

(c) Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH. A. The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, its by-laws, but in no event shall the number of directors of the corporation be less than three nor more than fifteen. At the 2009 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of stockholders; at the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders; and at each annual meeting of stockholders thereafter, beginning with the 2011 annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. All directors shall continue in office until their respective successors are duly elected and qualified.

B. Vacancies on the board of directors resulting from the death, resignation or removal of a director or directors, and newly created directorships resulting from any increases in the authorized number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall, in the case of a director elected to fill a vacancy, hold office until the expiration of the term of the office of the director he replaces, and in the case of a director elected to fill a newly created directorship, shall hold office until the expiration of the term of the class of directors to which he was elected. If there are no directors in office, then an election of directors shall be held in the manner provided by statute.

C. A director or the entire board of directors may only be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of this corporation.

ELEVENTH. The provisions set forth in this ARTICLE ELEVENTH and in ARTICLE TENTH may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation.

TWELFTH. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article TWELFTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TWELFTH, shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, Arthur J. Gallagher & Co. has caused this certificate to be signed by its President and attested to by its Secretary this     th day of             , 2008.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. PATRICK GALLAGHER, JR.
J. Patrick Gallagher, Jr.
Chairman, President and Chief Executive Officer

C123456789

	000004	000000000.000000 ext	000000000.000000 ext
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MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
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ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all Class II nominees listed for a term expiring in 2011 and FOR Proposal 2, 3, 4, 5 and 6.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Elbert O. Hand	☐	☐	02 - Kay W. McCurdy	☐	☐	03 - Norman L. Rosenthal	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2008.	☐	☐	☐	3.	Elimination of supermajority voting requirements in the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	Phase-out of the staggered board and implementation of the annual election of directors in the Amended and Restated Certificate of Incorporation.	☐	☐	☐	5.	Limitation of Liability of Directors Under Delaware Law.	☐	☐	☐

6.	Approve certain miscellaneous changes to update the Company’s current Certificate of Incorporation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 3 4 A V 0 1 6 8 5 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints each of J. Patrick Gallagher, Jr. and Walter D. Bay as attorney and proxy, with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 17, 2008, at the Annual Meeting of Stockholders to be held on May 13, 2008 or any adjournment thereof.

In their Discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4, 5 and 6. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all Class III nominees listed for a term expiring in 2011 and FOR Proposals 2, 3, 4, 5 and 6.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Elbert O. Hand	☐	☐	02 - Kay W. McCurdy	☐	☐	03 - Norman L. Rosenthal	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2008	☐	☐	☐	3.	Elimination of supermajority voting requirements in the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	Phase-out of the staggered board and implementation of the annual election of directors in the Amended and Restated Certificate of Incorporation.	☐	☐	☐	5.	Limitation of Liability of Directors Under Delaware Law.	☐	☐	☐

6.	Approve certain miscellaneous changes to update the Company’s current Certificate of Incorporation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X 0 1 6 8 5 8 2	+

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints each of J. Patrick Gallagher, Jr. and Walter D. Bay as attorney and proxy, with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 17, 2008, at the Annual Meeting of Stockholders to be held on May 13, 2008 or any adjournment thereof.

In their Discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4, 5 and 6. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)